As filed with the Securities and Exchange Commission on January 18, 2002
                                                   Registration No.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             -----------------------
                                    FORM S-4

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                               VAIL RESORTS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                           7990                         51-0291762
(State or other jurisdiction of    (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)    Classification Code Number)        Identification Number)

                             -----------------------

                      See Table of Additional Registrants

                            -----------------------

                               137 Benchmark Road
                              Avon, Colorado 81620
                                 (970) 845-2500
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                             -----------------------
                              Martha D. Rehm, Esq.
                    Senior Vice President and General Counsel
                               Vail Resorts, Inc.
                               137 Benchmark Road
                              Avon, Colorado 81620
                                 (970) 845-2500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             -----------------------
                                    Copy to:
                              James J. Clark, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000

                             -----------------------
         Approximate date of commencement of proposed issuance of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_|

                             -----------------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of Each Class of Securities         Amount to Be         Proposed Maximum          Proposed Maximum            Amount of
          to Be Registered                 Registered       Offering Price Per Unit  Aggregate Offering Price   Registration Fee (2)
                                                                                                (1)
------------------------------------------------------------------------------------------------------------------------------------
8 3/4%  Senior Subordinated Notes
   Due 2009........................       $160,000,000               100%                  $160,000,000                 $38,240
------------------------------------------------------------------------------------------------------------------------------------
Guarantees of 8 3/4%  Senior
   Subordinated Notes Due 2009.....            (3)                    (3)                       (3)                       (3)
====================================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act").

(2)  Calculated pursuant to Rule 457(f)(2) under the Securities Act.

(3) Pursuant to Rule 457(n), no registration fee is required with respect to the Guarantees.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

                                                 Additional Registrants

      Exact name of                   State or other                Primary Standard
      registrant as               jurisdiction of incor-           Industrial Classifi-          I.R.S. Employer
  specified in its charter        poration or organization          cation Code Number           Identification No.

Beaver Creek Associates, Inc.           Colorado                           71392                     84-0677537
Beaver Creek Consultants, Inc.          Colorado                           56151                     84-0760348
Beaver Creek Food Services, Inc.        Colorado                           72231                     84-0815288
Breckenridge Resort Properties,         Colorado                          531311                        N/A
Inc.
Complete Telecommunications, Inc.       Colorado                           7385                      84-1533678
GHTV, Inc.                              Delaware                          551112                     39-1284459
Gillett Broadcasting, Inc.              Delaware                          551112                     37-0920781
Grand Teton Lodge Company               Wyoming                            7211                      83-0161154
Jackson Hole Golf and Tennis            Wyoming                            7997                         N/A
Club, Inc.
JHL&S LLC                               Wyoming                            7211                      83-0332983
Keystone Conference Services, Inc.      Colorado                           72111                     84-1075280
Keystone Development Sales, Inc.        Colorado                           53121                     43-1463384
Keystone Food and Beverage Company      Colorado                           72231                     84-0678950
Keystone Resort Property                Colorado                          531311                     84-0705922
Management Company
Larkspur Restaurant & Bar, LLC          Colorado                           7223                      84-1510919
Lodge Properties, Inc.                  Colorado                           72111                     84-0607010
Lodge Realty, Inc.                      Colorado                           53121                     13-3051423
Property Management Acquisition        Tennessee                          531311                     62-1634422
Corp., Inc.
Rockresorts Casa Madrona, LLC           Delaware                           7211                      84-1606603
Rockresorts Cheeca, LLC                 Delaware                           7211                      84-1606605
Rockresorts Equinox, Inc.               Vermont                            7211                      06-1634157
Rockresorts International, LLC          Delaware                           7211                      84-1606606
Rockresorts LaPosada, LLC               Delaware                           7211                      84-1606604
Rockresorts LLC                         Delaware                           7211                      75-2829919
Rockresorts Rosario, LLC                Delaware                           7211                      84-1606602
Teton Hospitality LLC                   Wyoming                            7211                      83-0332997
Teton Hospitality Services, Inc.        Wyoming                            7211                      83-0332998
The Vail Corporation                    Colorado                           71392                     84-0601461
The Village at Breckenridge            Tennessee                           72111                     62-1633660
Acquisition Corp., Inc.
Vail Associates Consultants, Inc.       Colorado                           53121                     84-0738502
Vail Associated Holdings, Ltd.          Colorado                           53139                     84-1214955
Vail Associates Management Company      Colorado                          531311                     84-1248614
Vail Associates Real Estate, Inc.       Colorado                           53121                     84-1013094
Vail Food Services, Inc.                Colorado                           72231                     84-0596378
Vail Holdings, Inc.                     Colorado                          551112                     84-0568230
Vail Resorts Development Company        Colorado                           23311                     84-1242948
Vail Summit Resorts, Inc.               Colorado                           71392                     43-1273996
Vail Trademarks, Inc.                   Colorado                          541199                     84-1253320
Vail/Arrowhead, Inc.                    Colorado                           23311                     84-1253319
Vail/Battle Mountain, Inc.              Colorado                           53139                     84-1146997
Vail/Beaver Creek Resort                Colorado                          531311                     52-1479879
Properties, Inc.
VAMHC, Inc.                             Colorado                           7211                         N/A
Vail RR, Inc.                           Colorado                           7211                      84-1606210
VA Rancho Mirage I, Inc.                Colorado                           7211                      84-1606209
VA Rancho Mirage II, Inc.               Colorado                           7211                      84-1606208
VA Rancho Mirage Resort, L.P.           Delaware                           7211                      78-2578150

===============================================================================================================

The information in this prospectus is not complete and may be changed. We may not consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these notes and is not soliciting an offer to acquire these notes in any state where the offer or sale is not permitted.



PROSPECTUS

                  SUBJECT TO COMPLETION, DATED January 18, 2002

                               VAIL RESORTS, INC.



                                 Exchange Offer
                                       for
                     $160,000,000 Aggregate Principal Amount
                                       of
                    8 3/4% Senior Subordinated Notes due 2009

                        --------------------------------

                            Terms of Exchange Offer:



o    Expires 5:00 p.m., New York City time, on , 2002 unless extended.

o    Subject to certain customary conditions which may be waived by us.

o All outstanding 8 3/4% Senior Subordinated Notes due 2009 that are validly tendered and not withdrawn will be exchanged.

o Tenders of outstanding notes may be withdrawn any time prior to the expiration of this exchange offer.

o The exchange of the outstanding notes will not be a taxable exchange for U.S. federal income tax purposes.

o    We will not receive any cash proceeds from the exchange offer.

o The terms of the notes to be issued in exchange for the outstanding notes are substantially identical to the outstanding notes, except for certain transfer restrictions and registration rights relating to the outstanding notes.

o Any outstanding notes not validly tendered will remain subject to existing transfer restrictions.

     See "Risk Factors," beginning on page 17, for a discussion of certain factors that should be considered by holders before tendering their outstanding notes in the exchange offer.

     There has not previously been any public market for the exchange notes that will be issued in the exchange offer. We do not intend to list the exchange notes on any national stock exchange or on the Nasdaq National Market. There can be no assurance that an active market for such exchange notes will develop.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                      ------------------------------------

                 The date of this prospectus is January , 2002.

                                TABLE OF CONTENTS

                                                                            Page

Notice to United Kingdom Residents...........................................i
Where You Can Find More Information..........................................i
Forward-Looking Statements..................................................ii
Prospectus Summary...........................................................1
Summary Consolidated Financial and Operating Data...........................14
Risk Factors................................................................17
Use of Proceeds.............................................................25
Capitalization..............................................................26
The Exchange Offer..........................................................27
Description of Notes........................................................38
Description of Certain Indebtedness.........................................76
Plan of Distribution........................................................78
Certain Federal Income Tax Considerations...................................79
Legal Matters...............................................................83
Independent Public Accountants..............................................83


     The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

                       NOTICE TO UNITED KINGDOM RESIDENTS

     The notes will not be offered or sold to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995. This prospectus may only be issued or passed on in or into the United Kingdom to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemption) Order 1996 or after 30 November 2001, in Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, or is a person to whom such document may otherwise lawfully be issued or passed on.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Exchange Act file number for our Commission filings is 001-09614. You may read and copy any document we file at the Commission public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. We file information electronically with the Commission. Our Commission filings are available from the Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

     The Commission allows us to "incorporate by reference" certain documents we file with it, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference the documents listed below and any future filings we will make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     o    Annual Report on Form 10-K for the year ended July 31, 2001;

     o Quarterly Report on Form 10-Q for the period ended October 31, 2001, filed on December 13, 2001; and

     o Proxy Statement on Schedule 14A for the fiscal 2001 Annual Meeting of Shareholders.

     The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede such information.

     Any statement contained in a document incorporated or deemed to by incorporated by reference in this prospectus is modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus.

     We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus, including any beneficial owner of our common stock. To request a copy of any or all of these documents, you should write or telephone us at the following address and telephone number:

                        Vail Resorts, Inc.
                        Post Office Box 7
                        Vail, Colorado  81658
                        Telephone:  (970) 845-2500
                        Attention:  Investor Relations
                        http://www.vailresorts.com

     To obtain timely delivery, you must make your request no later than , 2002 (five business days prior to the expiration date for the exchange offer).

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes and incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies.

     These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions. These statements are contained in sections entitled "Prospectus Summary," "Risk Factors" and other sections of this prospectus, and in the documents incorporated by reference in this prospectus.

     Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth below and elsewhere in this prospectus, including under the section headed "Risk Factors." Such factors include, among others, economic downturns; terrorist acts upon the United States; unfavorable weather conditions; our ability to obtain financing on terms acceptable to us to finance our capital expenditure and growth strategy; our ability to develop our resort and real estate operations; competition in our resort businesses; our reliance on government permits for our use of federal land; our ability to integrate and successfully operate future acquisitions; and adverse changes in the real estate market. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

     Our risks are more specifically described in "Risk Factors" and in our Annual Report on Form 10-K, which is incorporated by reference in this prospectus. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. We will not update these forward-looking statements, even if new information, future events or other circumstances have made them incorrect or misleading.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in connection with, the more detailed information and consolidated financial statements (including the notes thereto) appearing elsewhere in, or incorporated by reference into, this prospectus. The terms "Vail," "the Company," "we," "us" and "our" as used in this prospectus refer to Vail Resorts, Inc. and its subsidiaries and predecessors as a combined entity, except where it is clear from the context that such term means only the parent company. Our fiscal year end is July 31. Unless otherwise specified, "ski season" shall mean the period from the opening of any of our mountains for skiing to the closing of our last mountain for skiing, typically late October to early May, and "skier visit" shall mean one guest accessing a ski mountain for all or any part of a day or night and includes both paid and complimentary tickets and ski passes. "Beaver Creek" and other designated trademarks are registered trademarks of Vail Resorts, Inc.

                                   The Company

     Vail Resorts is one of the leading resort operators in North America. Through our premier properties we provide a comprehensive resort experience throughout the year to a diverse clientele with an attractive demographic profile. Included within our resort portfolio are four owned and operated mountain resorts in the Colorado Rocky Mountains:

     o Vail Mountain-- the largest and most popular single ski mountain complex in North America;

     o Beaver Creek Resort-- one of the world's premier family-oriented mountain resorts;

     o Breckenridge Mountain-- an attractive destination resort with numerous apres-ski activities and an extensive bed base; and

     o    Keystone Resort -- a year-round family vacation destination.

     We are one of the most profitable mountain resort operators due to the following competitive strengths:

     o    ownership of premium resorts;

     o    attractive guest demographics;

     o    strong brand franchise;

     o scope, diversity and quality of our complementary activities and guest services; and

     o proximity of our ski resorts to both Denver International Airport and Vail/Eagle County Airport.

     All of our ski resorts were rated among the top twelve ski resorts in North America in SKI Magazine's October 2001 readers survey, with Vail Mountain rated as the number two ski resort des-tination in North America. We had an 8.7% share of skier visits in the United States for the 2000-01 ski season, with an 8.3% increase in skier visits at our four ski resorts from the 1999-00 ski season. In addition, Vail, Breckenridge and Keystone were the three most visited ski resorts in the United States for the 2000-01 ski season. Our ski resorts are located within 50 miles of each other, which enables us to offer guests the opportunity to visit each ski resort during one vacation stay and participate in common loyalty programs.

     We also own leading non-ski destination resorts and hotels and operate a premier hospitality management company:

     o Grand Teton Lodge Company -- premier summer resort properties in and around Grand Teton National Park in Wyoming; and

     o Rockresorts International, LLC -- a luxury hotel management company currently with 10 properties under management.

     We also own substantial real estate proximate to our resorts from which we derive significant strategic benefits and cash flow. In addition, we develop and sell technology-based products and services for the hospitality and resort industries.

     For the quarter ended October 31, 2001, our revenue from resort operations and Resort EBITDA was $57.4 million and a loss of $24.6 million, respectively. It is normal for us to experience losses in resort operations in our first fiscal quarter due to the seasonal nature of our business. For the quarter ended October 31, 2001, our revenue from real estate operations and technology operations was $15.9 million and $1.1 million, respectively.

Resort, Real Estate &Technology

     Resort

     Vail Mountain

     Located 100 miles west of Denver, Vail is the largest and most popular single ski mountain complex in North America, offering over 5,200 acres of unique and varied ski terrain interconnected by a large network of high-speed chairlifts. Vail's offerings include the world-famous Back Bowls, a top rated ski and snowboard school and a wide variety of lodging, dining and retail venues. Over the past two years, we have made significant investments in capital improvements, primarily to open Blue Sky Basin, which increased Vail's skiable terrain by approximately 645 acres, as well as to renovate The Lodge at Vail and to fund the expansion and upgrade of Vail's snowmaking systems and grooming equipment. Vail hosted the 1999 and 1989 World Alpine Ski Championships, the first time a North American ski resort has been selected to host this prestigious event twice. For ten of the last fourteen years, Vail has been rated the number one ski resort in North America by SKI Magazine. Vail was the most visited ski resort in the United States for the 2000-01 ski season, attracting in excess of 1.6 million skier visits.

     Beaver Creek Resort

     Located ten miles west of Vail, Beaver Creek is one of the world's premier family-oriented mountain resorts, offering its guests a superior level of service in a pristine alpine setting. Known for its unique diversity, European-style village-to-village skiing, exceptional snow quality and an award-winning ski and snowboard school, Beaver Creek offers more than 1,600 acres of skiable terrain, and operates 13 lifts connecting the Beaver Creek, Bachelor Gulch and Arrowhead villages. We have a significant presence of retailing and dining options in Beaver Creek Village and also own and operate two hotels, the Inn at Beaver Creek and The Pines Lodge. In addition, a joint venture, of which we are a partner, has recently commenced the construction of the Ritz-Carlton, Bachelor Gulch, which will be a 5-star hotel with 238 rooms and 23 luxury condominium residences, providing further high-end lodging options for our destination guests. This premier property is scheduled to open in the 2002-03 ski season. Beaver Creek has become one of the most popular resorts in the United States, attracting in excess of 675,000 skier visits in the 2000-01 ski season, its best ski season in its 20 year history. Beaver Creek was rated the number six ski resort in North America in SKI Magazine's October 2001 readers survey.

     Breckenridge Mountain

     Located approximately 85 miles west of Denver and 40 miles east of Vail, Breckenridge offers over 2,000 acres of skiing on four different mountain peaks, including open bowl skiing and excellent beginner and intermediate ski terrain. The Town of Breckenridge, situated adjacent to the ski area, has numerous apres-ski activities and an extensive and growing bed base, making it an attractive destination resort for national and international skiers. Since acquiring Breckenridge in 1997, we have made significant capital improvements to the resort, including one high-speed double loading six passenger chairlift, two high-speed quadruple chairlifts, a 50% increase in snowmaking capacity, and the opening of the first new on-mountain restaurant at Breckenridge in more than 12 years. We own and operate two lodging properties in the Town of Breckenridge--The Great Divide Lodge, which has undergone a substantial renovation, and the Village at Breckenridge, a resort property that includes lodging, condominiums and commercial space and serves as the primary portal to Breckenridge Mountain. With more than 1.4 million skier visits, Breckenridge was second only to Vail in terms of skier visits during the 2000-01 ski season. Breckenridge was rated the tenth most popular ski resort in North America in SKI Magazine's October 2001 readers survey.

     Keystone Resort

     Located 70 miles west of Denver and 15 miles from Breckenridge, Keystone features over 1,850 acres of skiing on three mountains interconnected by a network of 22 lifts, including two high-speed gondolas, one high speed six passenger chairlift and six high-speed quadruple chairlifts. Keystone has a large and advanced snowmaking system, which provides snowmaking coverage for more than 50% of its skiable terrain and which enables Keystone to be one of the first Rocky Mountain ski resorts to open each ski season and one of the last to close. As the largest single-mountain night skiing experience in North America, with 17 lighted trails including a halfpipe and terrain park, Keystone provides a 12.5-hour ski day. Keystone is a planned family-oriented community that offers numerous year-round activities and amenities, such as the Keystone Conference Center, where capacity was recently doubled, and The River Course, Keystone's second golf course, which opened in

2000. During the 2000-01 ski season, Keystone attracted more than 1.2 million skier visits, the third most visited ski resort in the United States. Keystone was rated the twelfth most popular ski resort in North America in SKI Magazine's October 2001 readers survey.

     Grand Teton Lodge Company

     Based in the Jackson Hole valley in Wyoming, Grand Teton owns and operates four premier summer seasonal destination resort properties in and around Grand Teton National Park. Within the park, we operate the Jackson Lake Lodge, a full-service 385-room lodge with conference facilities that can accommodate up to 650 people; the Jenny Lake Lodge, a AAA four-diamond 37-cabin lodge; and Colter Bay Village, a family-oriented facility with 166 log cabins as well as extensive camping and recreational facilities. Outside the park, we own and operate the Jackson Hole Golf and Tennis Club, which has the number one rated golf course (by Golf Digest magazine) in the State of Wyoming. We also operate and have a majority ownership interest in Snake River Lodge & Spa, which has 95 deluxe hotel rooms and 75 luxury condominium bedrooms. Located in Teton Village, Snake River Lodge operates year-round due to its desirable location at the base of the Jackson Hole ski area.

     Rockresorts International

     We recently completed the acquisition of a majority interest in Rockresorts International, a luxury resort hotel management company. In connection with this acquisition, we have secured contracts to manage five leading resort hotels across the United States: the Cheeca Lodge in the Florida Keys, The Equinox in Manchester Village, Vermont, La Posada Resort & Spa in Sante Fe, New Mexico, Rosario Resort in the San Juan islands and Casa Madrona in Sausalito, California. We have also flagged and manage six of our existing hotels under the Rockresorts brand: The Great Divide Lodge in Breckenridge, The Lodge at Vail, The Keystone Lodge, The Pines Lodge in Beaver Creek, the Snake River Lodge & Spa and the Lodge at Rancho Mirage. We believe Rockresorts provides a powerful brand name that we can leverage across our existing hotel portfolio and will create additional hotel management opportunities.

     The Lodge at Rancho Mirage

     We recently completed the acquisition of the Ritz-Carlton, Rancho Mirage, a four-star hotel located in the Palm Springs area of California. With its variety of luxury amenities, including a full service spa, salon and fitness center, outdoor swimming pool, three restaurants and 12,000 feet of meeting space, the Rancho Mirage caters to the same attractive demographic profile as our ski properties, thereby offering numerous cross-selling opportunities. The hotel has been renamed the Lodge at Rancho Mirage and re-flagged under our Rockresorts brand, expanding our portfolio of premier Rockresorts hotels.

     Vail Marriott Mountain Resort

     We acquired the Vail Marriott Mountain Resort from Host Marriott Corporation in December 2001. The Vail Marriott, which we operate, is located 150 yards from Vail's gondola and is the largest hotel in the Vail Valley with 349 rooms and amenities, which include a restaurant and bar, over

16,500 square feet of meeting space, indoor and outdoor pools, a full service spa, a 3,600 square foot fitness center, four tennis courts, and over 4,500 square feet of retail space.

     Real Estate

     We also benefit from our extensive holdings of real property in proximity to our resorts. Our real estate operations include the planning, oversight, marketing, infrastructure improvement and development of our real property holdings. As of October 31, 2001, the book value of our real estate held for sale was approximately $173.0 million. In addition to the substantial cash flow generated from real estate sales, our resort operations benefit from these development activities through:

     o the creation of additional resort lodging which is available to our guests;

     o    the ability to control the architectural theming of our resorts;

     o the creation of unique facilities and venues which provide us with the opportunity to create new sources of recurring revenue; and

     o the expansion of our property management and brokerage operations, which are the preferred providers of these services for developments on our land.

     In order to facilitate the development and sale of its real estate holdings, Vail Resorts Development Company, a wholly owned subsidiary of the Company, also invests in mountain improvements such as ski lifts, snowmaking equipment and trail construction. These mountain improvements enhance the value of the real estate held for sale and also benefit resort operations. Generally, we seek to minimize our exposure to development risks and maximize the long-term value of our real property holdings by selling land to third party developers for cash payments prior to the commencement of construction, while retaining approval of the development plans as well as an interest in the developer's profit. We also typically retain the option to purchase any commercial space created in a development. We are able to secure these benefits from third party developers as a result of the high property values and strong demand associated with property in close proximity to our world-class mountain resort facilities.

     Technology

     In addition, we develop and sell technology-based products and services for the hospitality and resort industries. We own a 51% ownership interest in Resort Technology Partners LLC, which develops and sells, among other products, a comprehensive proprietary point-of-sale system tailored to the needs of resort companies. We also have a 49% equity investment in Lowther Ltd., a joint venture with Datalex plc, a leading provider of e-business solutions for the global travel industry.

Business Strategy

     Internal Growth Initiatives. A key component of the business strategy for our mountain resorts has been to expand and enhance our core ski operations, while at the same time increasing the scope, diversity and quality of the complementary activities and services offered to our skiing and non-skiing guests throughout the year. Our resorts derive revenue through a combination of activities available to guests, including lift ticket sales, ski and snowboard lesson packages, a large inventory of resort accommodations, retail and equipment rental outlets, a variety of dining venues, meeting and event planning services and other recreational activities such as golf, tennis, horseback riding, guided fishing, float trips, and on-mountain activities centers. As a result of this strategy, non-lift ticket revenue as a percentage of total Resort revenue has increased to approximately 70% of total Resort revenue in fiscal 2001, as compared to 52% in fiscal 1996.

     Our focus on developing a comprehensive destination resort experience has also allowed us to attract a diverse guest population with an attractive demographic and economic profile, including a significant number of affluent and family-oriented destination guests, who tend to generate higher and more diversified revenues per guest than day skiers from local population centers. While our Resort revenue per skier visit is currently among the highest in the industry, we estimate that we currently capture only a portion of the total vacation expenditures of an average destination guest at our resorts.

     In connection with this strategy, we have completed numerous internal growth initiatives over the past several years to add new attractions and improve on-mountain facilities, including:

     o the addition of Vail's new Blue Sky Basin, 645 acres of natural, gladed ski terrain serviced by four high-speed quadruple chairlifts;

     o the opening of The River Course at Keystone, Keystone's second 18-hole championship golf course; and

     o the development of the Red Sky Ranch golf community, located approximately 10 miles west of Beaver Creek, which will include 87 homesites and two championship golf courses.

     We will also continue to enhance our existing hotel portfolio by completing selective capital improvements on room upgrades and adding hotel facilities, such as spas, meeting rooms, restaurants and other amenities. These expenditures are designed to enhance the overall guest experience, thereby enabling us to increase occupancy rates and average room rates and improve operations.

     Selective Acquisitions of New Resorts and Properties. We will continue to seek potential acquisitions of additional ski and other destination resorts and properties, which we believe can be successfully integrated into our existing operations, enhance our ability to attract destination guests to all of our resorts and benefit from our capital investment and management expertise.

     Our 1997 acquisition of Breckenridge and Keystone exemplifies this strategy. We believe we have successfully broadened the appeal of these resorts to destination guests and improved their operating performance through capital investment, coordinated marketing, improved central reservations and common, four-resort lift tickets. We have also realized efficiencies in our purchasing, information systems, accounting and legal areas by sharing these functions across all of our resorts.

     With our acquisition of Grand Teton in 1999, we capitalized on an opportunity to further leverage our hospitality, dining, retail and recreation expertise while geographically diversifying our resort operations to the state of Wyoming. Furthermore, with its peak season from the late Spring to early Fall, Grand Teton has also significantly increased our summer Resort revenue.

     We will also continue to selectively acquire hotel properties proximate to our resorts that we believe allow us to broaden our participation in the services available to our guests, increase our ability to offer "package" vacation products and, with respect to our ski resorts, increase Resort revenue per skier visit. The recent acquisition of the Vail Marriott reflects our implementation of this strategy.

     Expanding Hospitality Business. The personal creation of Laurence Rockefeller in the 1950s, Rockresorts is one of the most storied resort brands in the United States. We believe that leveraging this powerful brand name will enable superior cross-marketing and form the basis for building a luxury resort hospitality business. Our 11 hotel properties currently under Rockresorts management provide us with a coast-to-coast presence, with 1,742 rooms in the aggregate.

     We believe the acquisition of Rockresorts provides us with an excellent platform for further national and international expansion of our hospitality business either through third party management contracts, management contracts secured with minority equity investments or direct property ownership. Future expansion of our hospitality business will be focused on identifying properties that exhibit superior attributes consistent with the positioning of the Rockresorts brand, including desirable locations, attractive guest demographic profiles and reputation for high quality guest services.

     Our principal executive offices are located at 137 Benchmark Road, Avon, Colorado 81620 and our telephone number is (970) 845-2500.

                               The Exchange Offer

Registration Rights.......................   You are entitled to exchange your
                                             outstanding notes for freely
                                             tradeable exchange notes with
                                             substantially identical terms. The
                                             exchange offer is intended to
                                             satisfy your exchange rights. After
                                             the exchange offer is complete, you
                                             will no longer be entitled to any
                                             exchange or registration rights
                                             with respect to your outstanding
                                             notes. Accordingly, if you do not
                                             exchange your outstanding notes,
                                             you will not be able to reoffer,
                                             resell or otherwise dispose of your
                                             outstanding notes unless you comply
                                             with the registration and
                                             prospectus delivery requirements of
                                             the Securities Act, or there is an
                                             exemption available.

The Exchange Offer........................   We are offering to exchange $1,000
                                             principal amount of our 8 3/4%
                                             Senior Subordinated Notes due 2009,
                                             which have been registered under
                                             the Securities Act, for $1,000
                                             principal amount of our outstanding
                                             8 3/4% Senior Subordinated Notes
                                             due 2009, which were issued in a
                                             private offering on November 21,
                                             2001. As of the date of this
                                             prospectus, there are $160.0
                                             million principal amount at
                                             maturity of outstanding notes. We
                                             will issue exchange notes promptly
                                             after the expiration of the
                                             exchange offer.

Resales...................................   We believe that the exchange notes
                                             issued in the exchange offer may be
                                             offered for resale, resold or
                                             otherwise transferred by you
                                             without compliance with the
                                             registration and prospectus
                                             delivery requirements of the
                                             Securities Act, provided that:

                                             o you are acquiring the exchange
                                             notes in the ordinary course of
                                             your business;

                                             o you are not participating, do not
                                             intend to participate and have no
                                             arrangement or understanding with
                                             any person to participate in a
                                             distribution of the exchange notes;
                                             and

                                             o you are not an "affiliate" of
                                             ours.

                                             If you do not meet the above
                                             criteria you will have to comply
                                             with the registration and
                                             prospectus delivery requirements of
                                             the Securities Act in connection
                                             with any reoffer, resale or other
                                             disposition of your exchange notes.

                                             Each broker or dealer that receives
                                             exchange notes for its
                                             own account in exchange for
                                             outstanding notes that were
                                             acquired as a result of
                                             market-making or other trading
                                             activities must acknowledge that it
                                             will deliver this prospectus in
                                             connection with any sale of
                                             exchange notes.

Expiration Date...........................   5:00 p.m., New York City time, on ,
                                             2002, unless we extend the
                                             expiration date.

Conditions to the Exchange Offer..........   The exchange offer is subject to
                                             certain customary conditions, which
                                             may be waived by us. The exchange
                                             offer is not conditioned upon any
                                             minimum principal amount of
                                             outstanding notes being tendered.

Procedures for Tendering
  Outstanding Notes......................    If you wish to tender outstanding
                                             notes, you must complete, sign and
                                             date the letter of transmittal, or
                                             a facsimile of it, in accordance
                                             with its instructions and transmit
                                             the letter of transmittal, together
                                             with your notes to be exchanged and
                                             any other required documentation,
                                             to The Bank of New York, who is the
                                             exchange agent, at the address set
                                             forth in the letter of transmittal
                                             to arrive by 5:00 p.m., New York
                                             City time, on the expiration date.
                                             See "The Exchange Offer--Procedures
                                             for Tendering Outstanding Notes."
                                             By executing the letter of
                                             transmittal, you will represent to
                                             us that you are acquiring the
                                             exchange notes in the ordinary
                                             course of your business, that you
                                             are not participating, do not
                                             intend to participate and have no
                                             arrangement or understanding with
                                             any person to participate in the
                                             distribution of exchange notes, and
                                             that you are not an "affiliate" of
                                             ours. See "The Exchange
                                             Offer--Procedures for Tendering
                                             Outstanding Notes."

Special Procedures for Beneficial
  Holders.............................       If you are the beneficial holder of
                                             outstanding notes that are
                                             registered in the name of your
                                             broker, dealer, commercial bank,
                                             trust company or other nominee, and
                                             you wish to tender in the exchange
                                             offer, you should contact the
                                             person in whose name your
                                             outstanding notes are registered
                                             promptly and instruct such person
                                             to tender on your behalf. See "The
                                             Exchange Offer--Outstanding Notes."

Guaranteed Delivery Procedures............   If you wish to tender your
                                             outstanding notes and you cannot
                                             deliver such notes, the letter of
                                             transmittal or any other required
                                             documents to the exchange agent
                                             before the expiration date, you may
                                             tender your outstanding notes
                                             according to the guaranteed
                                             delivery procedures set forth in

                                             "The Exchange Offer--Guaranteed
                                             Delivery Procedures."

Withdrawal Rights.........................   Tenders may be withdrawn at any
                                             time before 5:00 p.m., New York
                                             City time, on the expiration date.

Acceptance of Outstanding Notes and
   Delivery of Exchange Notes.............   Subject to certain conditions, we
                                             will accept for exchange any and
                                             all outstanding notes which are
                                             properly tendered in the exchange
                                             offer before 5:00 p.m., New York
                                             City time, on the expiration date.
                                             The exchange notes will be
                                             delivered promptly after the
                                             expiration date. See "The Exchange
                                             Offer--Terms of the Exchange
                                             Offer."

Certain Federal Income Tax
  Considerations..........................   The exchange of outstanding notes
                                             for exchange notes will not be a
                                             taxable event for federal income
                                             tax purposes. You will not
                                             recognize any taxable gain or loss
                                             as a result of exchanging
                                             outstanding notes for exchange
                                             notes, and you will have the same
                                             tax basis and holding period in the
                                             exchange notes as you had in the
                                             outstanding notes immediately
                                             before the exchange. See "Certain
                                             Federal Income Tax Considerations."

Use of Proceeds...........................   We will not receive any proceeds
                                             from the issuance of the exchange
                                             notes.


Exchange Agent............................   The Bank of New York is serving as
                                             exchange agent in connection with
                                             the exchange offer. The address,
                                             telephone number and facsimile
                                             number of the exchange agent are
                                             set forth in "The Exchange
                                             Offer--Exchange Agent."

                          Summary of the Exchange Notes

     The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer.....................................  Vail Resorts, Inc.

Notes Offered..............................  $160,000,000 aggregate principal amount of 8 3/4% Senior

                                             Subordinated Notes due 2009.

Interest Payment Dates.....................  Interest will accrue in the exchange notes from the last
                                             interest payment date on which
                                             interest was paid on the
                                             outstanding notes surrendered in
                                             exchange therefor or if no interest
                                             has been paid on the outstanding
                                             notes, from November 21, 2001 and
                                             will be payable semi-annually on
                                             May 15 and November 15 of each
                                             year, commencing May 15, 2002.

Maturity...................................  May 15, 2009.

Original Issue Discount....................  The outstanding Notes were offered at an original issue discount for
                                             federal income tax purposes. The
                                             exchange notes will have original
                                             issue discount identical to that of
                                             the outstanding notes. Original
                                             issue discount has accrued from the
                                             issue date of the outstanding Notes
                                             and will continue to accrue and
                                             will be included as interest income
                                             periodically in a holder's gross
                                             income for U.S. federal income tax
                                             purposes in advance of receipt of
                                             the cash payments to which the
                                             income is attributable. See
                                             "Certain Federal Income Tax
                                             Considerations."

Guarantees.................................  Certain of our subsidiaries other than those treated as Unrestricted
                                             Subsidiaries will guarantee the
                                             exchange notes on a senior
                                             subordinated basis. Future
                                             subsidiaries which are deemed
                                             restricted subsidiaries will also
                                             be required to guarantee the
                                             exchange notes if they guarantee
                                             any of our other debt. See
                                             "Description of Notes--Guarantees."

Ranking....................................  The exchange notes will be unsecured senior subordinated
                                             obligations and will be
                                             subordinated to all our existing
                                             and future senior debt. The
                                             exchange notes will rank equally
                                             with all our other existing and
                                             future senior subordinated debt,
                                             including the existing notes, and
                                             will rank senior to all our
                                             subordinated indebtedness.

                                             Our subsidiaries' guarantees with
                                             respect to the exchange notes will
                                             be general unsecured senior
                                             subordinated obligations of such
                                             guarantors and will be subordinated
                                             to all of such guarantors' existing
                                             and future senior debt. The
                                             guarantees will rank equally with
                                             any senior subordinated
                                             indebtedness of the guarantors,
                                             including their guarantees of the
                                             existing notes, and will rank
                                             senior to such guarantors'
                                             subordinated debt.

                                             Because the exchange notes are
                                             subordinated, in the event of
                                             bankruptcy, liquidation or
                                             dissolution, holders of the
                                             exchange notes will not receive any
                                             payment until holders of senior
                                             indebtedness have been paid in
                                             full. The term "senior debt" is
                                             defined in the "Description of
                                             Exchange Notes--Subordination"
                                             section of this prospectus.

                                             At December 26, 2001, after giving
                                             effect to the offering and the
                                             application of the net proceeds, we
                                             had approximately $162.8 million of
                                             senior debt outstanding on a
                                             consolidated basis.

Redemption.................................  We may redeem the exchange notes, in whole or in part, at any time on
                                             or after May 15, 2004, at the
                                             declining redemption prices set
                                             forth in this prospectus plus
                                             accrued interest.

Optional Redemption........................  On or prior to May 15, 2002, we may redeem up to 35% of the exchange
                                             notes with the net proceeds of
                                             certain equity offerings at 108.75%
                                             of the principal amount thereof,
                                             plus accrued interest, if at least
                                             65% of the aggregate principal
                                             amount of the exchange notes
                                             remains outstanding. See
                                             "Description of Exchange
                                             Notes--Optional Redemption."

                                             Prior to May 15, 2004, we may also
                                             redeem the exchange notes, in whole
                                             or in part, upon the occurrence of
                                             a change of control at a make-whole
                                             price as described under
                                             "Description of Exchange
                                             Notes--Optional Redemption."

Change of Control..........................  Upon certain change of control events, if we do not redeem the
                                             exchange notes, each holder of
                                             exchange notes may require us to
                                             repurchase all or a portion of its
                                             exchange notes at a purchase price
                                             equal to 101% of the principal
                                             amount thereof, plus accrued
                                             interest. Our ability to repurchase
                                             the exchange notes upon a change of
                                             control event will be limited by
                                             the terms of our debt agreements,
                                             including our Credit Facility. We
                                             cannot assure you that we
                                             will have the financial resources
                                             to repurchase the exchange notes.
                                             See "Description of Exchange
                                             Notes--Repurchase at the Option of
                                             Holders--Change of Control."

Certain Covenants..........................  The indenture governing the exchange notes will contain
                                             covenants that, among other things,
                                             will limit our ability and the
                                             ability of certain of our
                                             subsidiaries to:

                                             o incur additional indebtedness;

                                             o pay dividends on, redeem or
                                             repurchase our capital stock;

                                             o make investments;

                                             o engage in transactions with
                                             affiliates;

                                             o create certain liens;

                                             o sell assets; or

                                             o consolidate, merge or transfer
                                             all or substantially all our assets
                                             and the assets of our subsidiaries
                                             on a consolidated basis.

                                             These covenants are subject to
                                             important exceptions and
                                             qualifications, which are described
                                             in the "Description of Exchange
                                             Notes" section of this prospectus.

Risk Factors...............................  See "Risk Factors" for a discussion of factors you should carefully
                                             consider before deciding to invest
                                             in the exchange notes.

                SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

     The summary historical data for the fiscal years 1997, 1998, 1999, 2000 and 2001 is derived from actual audited results for such years. On September 1, 1997, we changed our fiscal year end from September 30 to July 31. Accordingly, our fiscal year 1998 ended on July 31, 1998 and consisted of ten months. See the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and our consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K incorporated by reference herein. The summary historical data for the three months ended October 31, 2001 and 2000 is derived from our unaudited consolidated financial statements, which included all adjustments management considers necessary to present fairly the financial results for this interim period. All of these adjustments were of a normal recurring nature. The results of such interim periods are not necessarily indicative of results to be expected for the full year due to the highly seasonal nature of our business (which ordinarily produces losses for the first and fourth quarters). See "Risk Factors--Our business is seasonal in Nature."


                                                                   Fiscal      Fiscal      Three       Three
                                                                    Ten         Year       Months      Months
                                                                   Months      Ended        Ended       Ended
                                Fiscal Year Ended July 31,         Ended     September     October     October
                            ----------------------------------    July 31,      30,          31,         31,
                               2001        2000         1999        1998        1997        2001        2000
                            ----------  ----------  ----------   -----------  ----------  ---------  ----------
                                                                                               (Unaudited)
                                (In thousands, except per share, per skier visit, percentage and ratio data)
Statement of Operations
Data:
Revenues:
   Resort----------------     $520,762    $499,415     $431,788    $336,547     $259,038     $57,421     $60,708
   Real estate-----------       35,243      51,684       43,912      73,722       71,485      15,850       8,976
   Technology------------        3,274       1,960           --          --           --       1,059         743
                            ----------  ----------  ----------   -----------  ----------   ---------  ----------
     Total revenues------      559,279     553,059      475,700     410,269      330,523      74,330      70,427
Operating expenses:
   Resort----------------      402,662     386,637      345,687     222,201      177,378      81,973      79,331
   Real estate-----------       22,971      42,066       34,386      62,619       66,307       9,539       4,309
   Technology------------        5,046       1,676           --          --           --       1,123         622
   Depreciation and
   amortization----------       65,167      61,435       53,256      36,838       34,044      15,362      15,643
                            ----------  ----------  ----------   -----------  ----------   ---------  ----------
     Total operating
     expenses------------      495,846     491,814      433,329     321,658      277,729     107,997      99,905
                            ----------  ----------  ----------   -----------  ----------   ---------  ----------
Income (loss) from
operations---------------       63,433      61,245       42,371      88,611       52,794     (33,667)    (29,478)
Net income (loss)--------       18,700      15,338       12,791      41,018       19,698     (24,420)    (21,181)
Diluted net income
     (loss) per Common           $0.53       $0.44        $0.37       $1.18        $0.64      $(0.70)     $(0.61)
     Share---------------
Other Data:
Resort
   Resort EBITDA (1)-----     $118,100    $112,778      $86,101    $114,346      $81,660    $(24,552)   $(18,623)
   Resort EBITDA margin--        22.7%       22.6%        19.9%       34.0%        31.5%     (42.8)%      (30.7)%
   Skier visits (2)------        4,975       4,595        4,606       4,717        4,273          10           8
   Resort revenue per
   skier visit (3)-------       $98.65     $102.35       $91.16      $71.35       $60.62

Real Estate
   Real estate operating
   income (4)------------       12,272       9,618        9,526      11,103        5,178       6,311        4,667
   Real estate held for
     sale and investment       159,177     147,172      152,508     138,916      154,925     172,962      152,364
     (5)-----------------


                                      -14-

Technology
   Technology operating
     income (loss)-------      (1,772)         284           --          --           --         (64)         121
Total EBITDA (6)---------      128,600     122,680       95,627     125,449       86,838     (18,305)     (13,835)
Resort capital
expenditures (7)---------       57,814      77,656       65,168      80,454       51,020      21,173       16,612
Total debt to Resort
EBITDA-------------------         3.29        3.50         4.62        2.48         3.25
Resort EBITDA to
interest expense---------         3.69        3.21         3.43        6.43         4.02
Resort EBITDA to pro
forma interest expense            2.93
(8)----------------------
Total debt to Total               3.02        3.21         4.16        2.26         3.05
EBITDA-------------------
Total EBITDA to interest
expense------------------         4.01        3.49         3.80        7.05         4.28
Total EBITDA to pro
forma interest expense            3.19
(8)----------------------
Ratio of earnings to
fixed charges (9)--------         1.77        1.61         1.71        4.85         2.62
Pro forma ratio of
earnings to fixed                 1.48
charges (10)-------------
Balance Sheet Data (at period end):
   Total assets----------    1,180,965   1,127,818    1,089,239     912,122      855,949   1,194,367    1,143,742
   Long-term debt
     (including current
     maturities)---------      388,380     394,235      398,186     284,014      265,062     418,166      422,030
   Stockholders' equity--     $519,171    $493,755     $476,775    $462,624     $405,666    $494,894     $475,405

-----------------------

(1) Resort EBITDA (earnings before interest expense, income tax expense, depreciation and amortization) is defined as revenues from resort operations less resort operating expenses. Resort EBITDA is not a term that has an established meaning under generally accepted accounting principles ("GAAP"), and it might not be comparable to similarly titled measures reported by other companies. We have included the information concerning Resort EBITDA because our management believes it is an indicative measure of a resort company's operating performance and is generally used by investors to evaluate companies in the resort industry. Resort EBITDA does not purport to represent cash provided by operating activities, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. For information regarding our historical cash flows from operating, investing and financing activities, see our consolidated financial statements included elsewhere in this prospectus.

(2) A skier visit represents one guest accessing a ski mountain for all or any part of a day or night and includes both paid and complimentary tickets and ski passes.

(3) Resort revenue per skier visit excludes revenue generated by Grand Teton Lodge Company and Snake River Lodge & Spa from the calculation because those business do not support any of our ski areas.

(4) Real estate operating income is defined as revenue from real estate operations less real estate costs and expenses, which include selling and holding costs, operating expenses, and an allocation of the land, infrastructure, mountain improvement and other costs relating to property sold. Real estate costs and expenses exclude charges for depreciation and amortization, as we have determined that the portion of those expenses allocable to real estate is not significant.

(5) Real estate held for sale and investment includes all land, development costs and other improvements associated with real estate held for sale and investment, as well as investments in real estate joint ventures.

(6) Total EBITDA represents earnings before interest expense, income tax expense, depreciation and amortization. EBITDA is presented because management believes it provides useful information regarding a company's ability to incur and service debt. EBITDA should not be considered in isolation or as a substitute for net income or cash flows prepared in accordance with GAAP, nor should it be used as a measure of our profitability or liquidity.

(7) We typically categorize approximately $25 million to $35 million per calendar year of total resort capital expenditures as maintenance capital expenditures.

(8) Pro forma interest expense gives effect to the offering of the notes and the repayment of indebtedness under our old credit facility (which may be reborrowed) with the proceeds thereof as if it occurred on July 31, 2001. Pro forma interest expense does not give effect to the interest rates in effect under the Credit Facility, see "Description of Certain Indebtedness."

(9) The ratio of earnings to fixed charges represents the number of times fixed charges were covered by pre-tax earnings before provision for interest expense. Fixed charges consist of interest expense, capitalized interest, amortization of debt issuance costs, and a portion of the operating lease expense deemed to be representative of the interest factor. The ratio is not presented for the three months ended October 31, 2001 and 2000 as the ratio is negative for these periods due to the seasonal nature of the Company's business, and is not indicative of results to be expected for a full fiscal year.

(10) The pro forma ratio of earnings to fixed charges incorporates the use of pro forma interest expense described in (8) in the calculation of the ratio of earnings to fixed charges.

                                  RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus before deciding to invest in the notes.

     We are highly leveraged. At October 31, 2001, we had $418.2 million of indebtedness, representing approximately 45.8% of our total capitalization. See "Capitalization." Furthermore, subject to certain restrictions in our Credit Facility and the indenture governing the notes and the existing notes, we, along with our subsidiaries, may incur additional indebtedness from time to time to finance acquisitions, provide for working capital or capital expenditures or for other purposes.

     Our high level of indebtedness could have important consequences to you, including limiting our ability to:

     o obtain additional financing for acquisitions, working capital, capital expenditures or other purposes;

     o use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make principal payments and fund debt service;

     o    borrow additional funds or dispose of assets;

     o    compete with others who are not as highly leveraged; and

     o react to changing market conditions, changes in our industry and economic downturns.

     We currently expect that we will be able to service our indebtedness out of cash flow from operations. If we are unable to generate sufficient cash flow to meet our debt service obligations, we will have to pursue one or more alternatives, such as reducing or delaying capital expenditures, refinancing debt, selling assets or raising equity capital. Each of these alternatives is dependent upon financial, business and other general economic factors that affect us, many of which are beyond our control. We cannot assure you that any of these alternatives could be accomplished on satisfactory terms or that they would yield sufficient funds to retire the notes and the indebtedness senior to the notes. While we believe that our cash flow from operations will provide an adequate source of long-term liquidity, a significant drop in operating cash flows resulting from economic conditions, competition or other uncertainties beyond our control would increase the need for alternative sources of liquidity. See the "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" section of our Annual Report on Form 10-K incorporated by reference herein.

     Our future growth requires additional capital whose availability is not assured. We intend to make significant investments in our resorts to maintain our competitive position. We spent approximately $57.8 million and $77.7 million in the fiscal years ended July 31, 2001 and 2000, respectively, on resort capital expenditures and expect to continue making substantial resort capital expenditures. We could finance future expenditures from any of the following sources:

     o    cash flow from operations;

     o    bank borrowings;

     o    public offerings of debt or equity;

     o    private placements of debt or equity; or

     o    some combination of the above.

     We might not be able to obtain financing for future expenditures on favorable terms.

     Our recent or future acquisitions might not be successful. In recent years, we have acquired several major ski resorts and other destination resorts and hotel properties, including the Ritz-Carlton, Rancho Mirage, the Vail Marriott and a number of real estate developments. Although we believe we have enhanced our earnings and achieved cost savings by integrating these acquisitions into our operations, we cannot assure you that we will be able to continue this successful integration, manage these acquired properties profitably or increase our profits from these operations. We continually evaluate and are currently evaluating potential acquisitions and intend to actively pursue acquisition opportunities, some of which could be significant. We would face various risks from additional acquisitions, including:

     o    inability to integrate acquired businesses into our operations;

     o    potential goodwill impairment;

     o    diversion of our management's attention; and

     o    unanticipated problems or liabilities.

     These problems from future acquisitions could adversely affect our operations and financial performance.

     Terrorist acts upon the United States could have a material adverse effect on us. The terrorist acts carried out against the United States on September 11, 2001 have had an adverse effect on the global travel and leisure industry. We cannot guarantee if or when normal travel and vacation patterns will resume. Furthermore, additional terrorist acts against the United States and the declaration of war by the United States could result in further degradation of discretionary travel upon which our operations are highly dependent. Such degradation could have a material adverse impact on our results of operations. Due to the revenue cancellations and shortfalls relating to September 11th and the weak economy, Resort EBITDA for the first quarter of fiscal 2002 was less than Resort EBITDA in the first quarter of fiscal 2001. As of the date of this prospectus, we anticipate that Resort EBITDA for fiscal 2002, excluding fiscal 2002 acquisitions, will be less than fiscal 2001 Resort EBITDA.

     Our future development might not be successful. We have significant development plans for our resort and real estate operations. We could experience significant difficulties completing these projects, including:

     o    delays in completion;

     o    inaccurate cost estimates;

     o    difficulty in receiving the necessary regulatory approvals; or

     o    we may not benefit from the projects as we expected.

     We may not be able to fund these projects with cash flow from operations and borrowings under our Credit Facility if we faced these difficulties.

     We face significant competition. The number of people who ski in the United States (as measured in skier visits) has increased by approximately 10% since the 1985-86 ski season and there is substantial competition among ski resorts for these customers. The factors that we believe are important to these customers include:

     o    proximity to population centers;

     o    availability and cost of transportation to ski areas;

     o ease of travel to ski areas (including direct flights by major airlines);

     o    pricing of our products and services;

     o    snowmaking facilities;

     o    type and quality of skiing offered;

     o    duration of the ski season;

     o    weather conditions;

     o    number, quality and price of related services and lodging; and

     o    reputation.

     We have many competitors for our ski vacationers, including ski resorts in Utah, California, Nevada, New England and the other major resorts in Colorado. Our destination guests can choose from any of these alternatives, as well as non-skiing vacation destinations around the world. Our day skier customers can choose from a number of nearby competitors, including Copper Mountain, Telluride, Steamboat Springs, Winter Park and the Aspen resorts, as well as other forms of leisure such as attendance at movies, sporting events and participation in other indoor and outdoor recreational activities. This competition may adversely affect our skier visits and the pricing of our products and services.

     We rely on government permits. Virtually all of our ski trails and related activities on Vail, Breckenridge and Keystone and a substantial portion on Beaver Creek are located on federal land. The United States Forest Service has granted us permits to use these lands, but maintains the right to review and approve the location, design and construction of improvements in these areas and on many operational matters. The Forest Service can terminate most of these permits if required in the public interest. Although we do not know of any permit used by a major ski resort then in operation that has been terminated by the Forest Service over the opposition of the permitee, a termination of any of our permits would adversely affect our business and operations.

     We have applied for several new permits or other approvals for improvements and new development. While these efforts, if not successful, could impact our expansion efforts as currently contemplated, we do not believe they would adversely affect our results of operations or financial condition. Furthermore, Congress may increase the fees we pay to the Forest Service for use of these federal lands.

     We operate three resort properties within Grand Teton National Park under a concession contract with the National Park Service. The concession contract expires at the end of December 2002, at which time the contract renewal will be subject to a competitive bidding process. Should we not receive the renewal of the concession contract, we would be compensated for the value of our "possessory interest" in the assets of the three resort properties operated under the concession contract, which is generally defined as the replacement cost of such assets less depreciation.

     We are subject to economic downturns. Skiing and tourism are discretionary recreational activities that can be impacted by a significant economic slowdown, which, in turn, could impact our operating results. Although historically economic downturns have not had an adverse impact on our operating results, there can be no assurance that a decrease in the amount of discretionary spending by the public in the future would not have an adverse effect on us.

     We are subject to unfavorable weather conditions. The ski industry's ability to attract visitors to its resorts is influenced by weather conditions and the amount and timing of snowfall during the ski season. Unfavorable weather conditions can adversely affect skier visits. In the past 20 years our ski resorts have averaged between 20 and 30 feet of annual snowfall, significantly in excess of the average for U.S. ski resorts. However, there is no assurance that our resorts will receive seasonal snowfalls near the historical average in the upcoming or future ski seasons. Also, the early ski season snow conditions and skier perceptions of early ski season snow conditions influence the momentum and success of the overall ski season. We believe that poor snow conditions early in the ski season during the 1998-99 and 1999-00 ski seasons had an adverse effect on operating results for those periods. There is no way for us to predict future weather patterns or the impact that weather patterns may have on results of operations or visitation.

     We are dependent on a seasonal workforce. Our resort operations are largely dependent on a seasonal workforce. We recruit worldwide to fill staffing needs each ski season, and utilize H2B visas to enable the use of foreign workers. In addition, we manage seasonal wages and timing of the hiring process to ensure the appropriate workforce is in place. While we do not currently foresee the need to increase seasonal wages to attract employees, we cannot guarantee that such an increase would not be necessary in the future. In addition, we cannot guarantee that we will be able to obtain the visas necessary to hire foreign workers, who are an important source for the seasonal workforce. Increased seasonal wages or an inadequate workforce could have an adverse impact on our results of operations; however, we are unable to predict with any certainty whether such situations will arise or the potential impact to results of operations.

     Our business is seasonal in nature. Our ski and resort operations are seasonal in nature. In particular, revenues and profits at our ski resorts are substantially lower and historically result in losses in the summer months due to the closure of its ski operations. Snake River Lodge & Spa, while open year-round, generates the majority of its revenues during the winter season. Conversely, Grand Teton Lodge Company's peak operating season occurs during the summer months while the winter season generally results in operating losses due to closure of all revenue generating operations. However, revenues and profits generated by Grand Teton Lodge Company's summer operations are not sufficient to fully offset our off-season losses from our ski resorts. During the 2001 fiscal year, 76.5% of total resort revenues were earned during the second and third fiscal quarters. Quarterly results may be materially affected by the timing of snowfall and the integration of acquisitions. Therefore, the operating results for any three-month period are not necessarily indicative of the results that may be achieved for any subsequent fiscal quarter or for a full fiscal year. We are taking steps to smooth our earnings cycle by investing in additional summer activities, such as golf course development, and also through the acquisition of new resorts, such as Grand Teton Lodge Company. (See Note 13 of the Notes to Consolidated Financial Statements for Selected Quarterly Financial Data included in our Annual Report on Form 10-K incorporated by reference herein.)

     Apollo Ski Partners has influence over us. Apollo Ski Partners owns approximately 99.9% of our outstanding shares of Class A Common Stock, giving them approximately 21% of the combined voting power with respect to all matters submitted for a vote of all stockholders. The holders of Class A Common Stock elect a class of directors that constitutes two-thirds of our board of directors. Accordingly, Apollo Ski Partners and, indirectly, Apollo Advisors, L.P. (which indirectly controls Apollo Ski Partners) will be able to elect two-thirds of our board of directors and control the approval of matters requiring approval by the board of directors, including mergers, liquidations and asset acquisitions and dispositions. In addition, Apollo Ski Partners and Apollo Advisors, L.P. may be able to significantly influence decisions on matters submitted for stockholder consideration.

     Future changes in the real estate market could affect the value of our investments. We have extensive real estate holdings in proximity to our mountain resorts. We have made capital expenditures of approximately $40.4 million and $39.2 million in fiscal years 2000 and 2001, respectively, in our real estate operations. We plan to make significant additional investments in developing property at all our resorts. The value of our real property and the revenue from related development activities may be adversely affected by a number of factors, including:

     o    national and local economic climate;

     o local real estate conditions (such as an oversupply of space or a reduction in demand for real estate in an area);

     o attractiveness of the properties to prospective purchasers and tenants;

     o    competition from other available property or space;

     o    our ability to obtain adequate insurance;

     o    unexpected construction costs;

     o    government regulations and changes in real estate, zoning or tax laws;

     o    interest rate levels and the availability of financing; and

     o    potential liabilities under environmental and other laws.

     In addition, we run the risk that our new acquisitions may fail to perform in accordance with our expectations, and that our estimates of the costs of improvements for such properties may prove inaccurate. While we attempt to mitigate our exposure to these risks by selling multi-family development parcels to third-party developers who assume the risk of construction or by pre-selling single-family homesites or condominium residences to individual purchasers prior to the start of our construction projects, we cannot assure you that we will continue to do so in the future. Although we believe that the current market for the sale of our resort property is strong, we cannot assure you that such market conditions will continue. See the "Business--Real Estate" section in our Annual Report on From 10-K incorporated by reference herein.

     Your claims are subordinated to our and our subsidiaries' senior debt. Payments on the notes and the guarantees are subordinated to all of our and the guarantors' existing and future indebtedness, including amounts under our Credit Facility, other than the existing notes and other than any future indebtedness that expressly provides that it is equal to or subordinated in right of payment to the notes and the guarantees. As a result, upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding with respect to us or our property, the holders of our senior debt and our guarantors' senior debt will be entitled to be paid in full before any payment may be made with respect to the notes and the guarantees. Claims in respect of the notes will be effectively subordinated to all liabilities, including trade payables, of any of our subsidiaries that are not subsidiary guarantors. At December 26, 2001, after giving effect to the offering and the application of the net proceeds, we had approximately $162.8 million of senior debt outstanding on a consolidated basis.

     Our subsidiary, The Vail Corporation, is the borrower under our $421.0 million revolving Credit Facility and its obligations are guaranteed by us and certain of our subsidiaries. At December 26, 2001, after giving effect to the offering and the application of the net proceeds, we had approximately $55.0 million outstanding, $129.2 million of letters of credit issued thereunder and remaining availability of $236.8 million (subject to limitation by the financial covenants of the Credit Facility).

     At October 31, 2001, SSI Venture, LLC, in which we have a 51.9% ownership interest, had $20.2 million outstanding under the $25 million SSI Venture Credit Facility, all of which was guaranteed by one of our subsidiaries.

     See the "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" section in our Annual Report on Form 10-K incorporated by reference herein.

     Guarantees may be unenforceable due to fraudulent conveyance statutes. Although laws differ among various jurisdictions, in general, under fraudulent conveyance laws, a court could subordinate or avoid any subsidiary guarantee if it found that:

     o the guarantee was incurred with actual intent to hinder, delay or defraud creditors; or

     o the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor was any of the following:

     o    insolvent or rendered insolvent because of the guarantee;

     o engaged in business or transactions for which its remaining assets constituted unreasonably small capital; or

     o intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity.

     If a court avoided a guarantee as a result of fraudulent conveyance, or held it unenforceable for any other reason, noteholders would cease to have a claim against the guarantor and would be creditors solely of Vail Resorts and the remaining guarantors.

     There are restrictions imposed by the terms of our indebtedness. The operating and financial restrictions and covenants in our Credit Facility may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. Our Credit Facility includes covenants that will require us to meet certain financial ratios and financial conditions which may require that we take action to reduce debt or to act in a manner contrary to our business objectives. If we breach any of these restrictions or covenants or suffer a material adverse change which restricts our borrowing ability under our Credit Facility, we would be unable to borrow funds thereunder without a waiver. A breach could cause a default under the notes and our other debt. Our indebtedness may then become immediately due and payable. We may not have or be able to obtain sufficient funds to make these accelerated payments, including payments on the notes.

     In addition, the indenture governing the notes restricts, among other things, our ability to:

     o    borrow money;

     o    pay dividends on stock or make certain other restricted payments;

     o    use assets as security in other transactions;

     o    make investments;

     o    enter into certain transactions with our affiliates; and

     o    sell certain assets or merge with other companies.

     If we fail to comply with these covenants, we would be in default under the indenture governing the notes, and the principal and accrued interest on the notes would become due and payable. See "Description of Notes--Certain Covenants."

     There are possible implications from original issue discount. The outstanding notes were issued at an original issue discount ("OID") for U.S. federal income tax purposes. OID is the excess of (i) the stated redemption price at maturity of the notes over (ii) the issue price of the notes. U.S. holders will be required to include the OID in income as it accrues in advance of the receipt of cash payments attributable to such income, regardless of such holders' regular method of accounting for United States federal income tax purposes. The exchange notes will have original issue discount identical to that of the outstanding notes. In addition, if a bankruptcy case is commenced by or against us under the U.S. Bankruptcy Code after the issuance of the notes, the claim of a holder of notes may be limited to an amount equal to the sum of (i) the issue price and (ii) that portion of the OID which is not deemed to constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code. Any OID that was not amortized as of the date of any such bankruptcy filing would constitute "unmatured interest." See "Certain Federal Income Tax Considerations" for a more detailed discussion of the U.S. federal income tax consequences to the holders of notes of the purchase, ownership and disposition of the notes.

     We may not be able to purchase the notes upon a change of control. Upon certain change of control events, each holder of notes may require us to repurchase all or a portion of its notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest. Our ability to repurchase the notes upon a change of control event could be limited by the terms of our debt agreements. Upon a change of control event, we may be required to repay the outstanding principal and any accrued interest on any other amounts owed by us under our credit facility. We cannot assure you that we would be able to repay amounts outstanding under our credit facility or obtain necessary consents under such facilities to repurchase these notes. Any requirement to offer to purchase any outstanding notes may result in our having to refinance our outstanding indebtedness, which we may not be able to do. In addition, even if we were able to refinance such indebtedness, such financing may be on terms unfavorable to us. Certain provisions in our credit facility may delay, defer or prevent a merger, tender offer or other takeover attempt. The term "Change of Control" is defined in "Description of Notes--Certain Definitions."

     The exchange notes will be new securities for which there is currently no public market. We do not intend to list the exchange notes on any national securities exchange or quotation system. The initial purchasers in the offering of outstanding notes have advised us that they currently intend to make a market in the exchange notes, but they are not obligated to do so and, if commenced, may discontinue such market making at any time. Accordingly, no market may develop for the exchange notes, and if a market does develop, it may have limited or no liquidity.

     Failure to exchange your outstanding notes will leave them subject to transfer restrictions. If you do not exchange your outstanding notes for exchange notes, you will continue to be subject to the restrictions on transfer of your outstanding notes set forth in their legend because the outstanding notes were issued pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. In general, outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a trans-action not subject to, the Securities Act and applicable state securities laws. We currently do not anticipate registering the outstanding notes under the Securities Act. As outstanding notes are tendered and accepted in the exchange offer, the aggregate principal amount of outstanding notes will decrease, which will decrease their liquidity.



                                 USE OF PROCEEDS

     The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the exchange offer.

     The net proceeds from the original sale of the outstanding notes were $148.1 million. We used the net proceeds from the sale of the outstanding notes to repay indebtedness under our Credit Facility (thereby increasing our borrowing capacity under the Credit Facility).

                                 CAPITALIZATION

     The following table sets forth our capitalization as of October 31, 2001, and as adjusted to reflect the sale of the notes and the application of the estimated net proceeds of this offering. See "Description of Certain Indebtedness."

                                                                                                         As
                                                                                      Actual          Adjusted
                                                                                       (In thousands, except
                                                                                           share amounts)
Cash........................................................................              $21,044        $38,190
                                                                                       ==========      =========
Debt:
Short-term debt.............................................................               $3,143         $3,143
Industrial Development Bonds................................................               61,700         61,700
Credit facilities(1)........................................................              150,150         19,150
Notes offered hereby(2).....................................................                   --        152,646
Existing Notes..............................................................              200,000        200,000
Other.......................................................................                3,173          3,173
                                                                                       ----------      ---------
         Total debt.........................................................              418,166        439,812
Stockholders' equity:
   Class A common stock, $0.01 par value, 20,000,000 shares authorized,
     7,439,834 shares issued and outstanding................................                   74             74
   Common stock, $0.01 par value, 80,000,000 shares authorized,
     27,693,821 shares issued and outstanding...............................                  277            277
   Additional paid-in capital...............................................              411,418        411,418
   Retained earnings........................................................               83,125         83,125
                                                                                       ----------      ---------
         Total stockholders' equity.........................................              494,894        494,894
                                                                                       ----------      ---------
Total capitalization........................................................             $913,060       $934,706
                                                                                       ==========      =========

-------------------------

(1) At December 26, 2001, we had approximately $55.0 million outstanding under the Credit Facility and approximately $19.5 million outstanding under the SSI Venture Credit Facility.

(2) Total principal amount $160 million net of Original Issue Discount of $7.4 million.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

     Exchange Offer Registration Statement. We issued the outstanding notes on November 21, 2001. The initial purchasers have advised us that they subsequently resold the outstanding notes to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. As a condition to the offering of the outstanding notes, we entered into a registration rights agreement dated November 21, 2001, pursuant to which we agreed, for the benefit of all holders of the outstanding notes, at our own expense, to do the following:

(1) to file the registration statement of which this prospectus is a part with the Commission on or prior to 60 days after the closing date of the outstanding notes,

(2) to use our commercially reasonable best efforts to cause the registration statement to be declared effective under the Securities Act on or prior to 180 days after the closing date of the outstanding notes,

(3) to use our commercially reasonable best efforts to keep the registration statement effective until the closing of the exchange offer, and

(4) to use our commercially reasonable best efforts to issue, on or prior to 60 days after the date on which the exchange offer registration statement was declared effective by the Commission, exchange notes in exchange for all outstanding notes tendered prior thereto.

     Further, we agreed to keep the exchange offer open for acceptance for not less than the minimum period required under applicable Federal and state securities laws. For each outstanding Note validly tendered pursuant to the exchange offer and not withdrawn, the holder of the outstanding Note will receive an exchange note having a principal amount equal to that of the tendered outstanding Note. Interest on each exchange note will accrue from the last date on which interest was paid on the tendered outstanding Note in exchange therefor or, if no interest was paid on such outstanding Note, from the issue date.

     The following is a summary of the registration rights agreement. It does not purport to be complete and it does not contain all of the information you might find useful. For further information you should read the registration rights agreement, a copy of which has been filed as an exhibit to the registration statement. The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement.

     Transferability. We issued the outstanding notes on November 21, 2001 in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the outstanding notes may not be offered or sold in the United States unless registered or pursuant to an applicable exemption under the Securities Act and applicable state securities laws. Based on no-action letters issued by the staff of the Commission with respect to similar transactions, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by holders of notes who are not our affiliates without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

(1) any exchange notes to be received by the holder were acquired in the ordinary course of the holder's business;

(2) at the time of the commencement of the exchange offer the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes; and

(3) the holder is not an "affiliate" of the Company, as defined in Rule 405 under the Securities Act, or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     However, we have not sought a no-action letter with respect to the exchange offer and we cannot assure you that the staff of the Commission would make a similar determination with respect to the exchange offer. Any holder who tenders his outstanding notes in the exchange offer with any intention of participating in a distribution of exchange notes (1) cannot rely on the interpretation by the staff of the Commission, (2) will not be able to validly tender outstanding notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

     In addition, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is acting in the capacity of an "underwriter" within the meaning of Section 2(11) of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pursuant to the registration rights agreement, we agreed to make this prospectus available to any such broker-dealer for use in connection with any such resale.

     Shelf Registration Statement. We will, at our cost, (a) file with the Commission a shelf registration statement covering resales of the outstanding notes as soon as practicable, but, in any event, on or prior to the 60th day after the date we become obligated to file the shelf registration statement, (b) use our commercially reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to the 180th day after the date we become obligated to file the shelf registration statement and (c) use our commercially reasonable best efforts to keep the shelf registration statement continually effective, supplemented and amended to the extent necessary to ensure that it is available for resales of notes by the holders of Transfer Restricted Securities for a period of at least two years following the effective date of such shelf registration statement (or shorter period that will terminate when all the Notes covered by such shelf registration statement have been sold pursuant to such shelf registration statement or are otherwise no longer Transfer Restricted Securities), if:

(1) we are not required to file the exchange offer registration statement or not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Commission policy or

(2) any initial purchaser that is a holder of Transfer Restricted Securities notifies us prior to the 20th day following consummation of the exchange offer that (a) it is prohibited by law or Commission policy from participating in the exchange offer or (b) it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales.

     We will, in the event of the filing of the shelf registration statement, provide to each holder of the outstanding notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the outstanding notes has become effective and take certain other action as is required to permit unrestricted resales of the outstanding notes. A holder of outstanding notes who sells such outstanding notes pursuant to the shelf registration statement generally will (1) be required to be named as a selling security holder in the related prospectus, (2) be required to deliver the prospectus to purchasers, (3) be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (4) be bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification obligations). In addition, each holder of the outstanding notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their outstanding notes included in the shelf registration statement and to benefit from the provisions regarding the increase in interest rate set forth in the following paragraph.

Terms of the Exchange Offer

     Upon satisfaction or waiver of all the conditions of the exchange offer, we will accept any and all outstanding notes properly tendered and not withdrawn prior to the expiration date and will issue the exchange notes promptly after acceptance of the outstanding notes. See "--Conditions to the Exchange Offer" and "Procedures for Tendering Private Notes." We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. As of the date of this prospectus, $160,000,000 aggregate principal amount of the notes are outstanding. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

     The exchange notes are identical to the outstanding notes except for the elimination of certain transfer restrictions, registration rights, restrictions on holding notes in certificated form and liquidated damages provisions. The exchange notes will evidence the same debt as the outstanding notes and will be issued pursuant to, and entitled to the benefits of, the indenture pursuant to which the outstanding notes were issued and will be deemed one issue of notes, together with the outstanding notes.

     This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the outstanding notes. Holders of outstanding notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     For purposes of the exchange offer, we will be deemed to have accepted validly tendered private notes when, and as if, we have given oral or written notice thereof to the exchange agent. The exchange agent will act as our agent for the purpose of distributing the exchange notes from us to the tendering holders. If we do not accept any tendered outstanding notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return the unaccepted outstanding notes, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

     Holders who tender private notes in the exchange offer will not be required to pay brokerage commissions or fees or, except as set forth below under "--Transfer Taxes," transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

     The term "expiration date" shall mean 5:00 p.m., New York City time, on , 2002, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent by oral or written notice and each registered holder by means of press release or other public announcement of any extension, in each case, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, (2) to extend the exchange offer, (3) to terminate the exchange offer if the conditions set forth below under "--Conditions" shall not have been satisfied, or (4) to amend the terms of the exchange offer in any manner. We will notify the exchange agent of any delay, extension, termination or amendment by oral or written notice. We will additionally notify each registered holder of any amendment. We will give to the exchange agent written confirmation of any oral notice.

Exchange Date

     As soon as practicable after the close of the exchange offer we will accept for exchange all outstanding notes properly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date in accordance with the terms of this prospectus and the letters of transmittal.

Conditions to the Exchange Offer

     Notwithstanding any other provisions of the exchange offer, and subject to our obligations under the registration rights agreement, we (1) shall not be required to accept any outstanding notes for exchange, (2) shall not be required to issue exchange notes in exchange for any outstanding notes and (3) may terminate or amend the exchange offer if, at any time before the acceptance of such exchange notes for exchange, any of the following events shall occur:

          (1) any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer;

          (2) any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

          (3) any law, statute, rule or regulation is proposed, adopted or enacted which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

          (4) any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

          (5) the exchange offer will violate any applicable law or any applicable interpretation of the staff of the Commission.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any such outstanding notes if at such time any stop order shall be threatened by the Commission or be in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

     The exchange offer is not conditioned on any minimum aggregate principal amount of outstanding notes being tendered for exchange.

Consequences of Failure to Exchange

     Any outstanding notes not tendered pursuant to the exchange offer will remain outstanding and continue to accrue interest. The outstanding notes will remain "restricted securities" within the meaning of the Securities Act. Accordingly, prior to the date that is one year after the later of the issue date and the last date on which we or any of our affiliates was the owner of the outstanding notes, the outstanding notes may be resold only (1) to us, (2) to a person who the seller reasonably believes is a "qualified institutional buyer" purchasing for its own account or for the account of another "qualified institutional buyer" in compliance with the resale limitations of Rule 144A, (3) to an Insti-tutional Accredited Investor that, prior to the transfer, furnishes to the trustee a written certification containing certain representations and agreements relating to the restrictions on transfer of the notes (the form of this letter can be obtained from the trustee), (4) pursuant to the limitations on resale provided by Rule 144 under the Securities Act, (5) pursuant to the resale provisions of Rule 904 of Regulation S under the Securities Act, (6) pursuant to an effective registration statement under the Securities Act, or (7) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to compliance with applicable state securities laws. As a result, the liquidity of the market for non-tendered outstanding notes could be adversely affected upon completion of the exchange offer. The foregoing restrictions on resale will no longer apply after the first anniversary of the issue date of the outstanding note or the purchase of the outstanding notes from us or an affiliate.

Fees and Expenses

     We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

     Expenses incurred in connection with the exchange offer will be paid by us. Such expenses include, among others, the fees and expenses of the trustee and the exchange agent, accounting and legal fees, printing costs and other miscellaneous fees and expenses.

Accounting Treatment

     We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer as additional interest expense over the term of the exchange notes.

Procedures for Tendering Outstanding Notes

     The tender of outstanding notes pursuant to any of the procedures set forth in this prospectus and in the letter of transmittal will constitute a binding agreement between the tendering holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. The tender of outstanding notes will constitute an agreement to deliver good and marketable title to all tendered outstanding notes prior to the expiration date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

     Except as provided in "--Guaranteed Delivery Procedures," unless the outstanding notes being tendered are deposited by you with the exchange agent prior to the expiration date and are accompanied by a properly completed and duly executed letter of transmittal, we may, at our option, reject the tender. Issuance of exchange notes will be made only against deposit of tendered outstanding notes and delivery of all other required documents. Notwithstanding the foregoing, DTC participants tendering through its Automated Tender Offer Program ("ATOP") will be deemed to have made valid delivery where the exchange agent receives an agent's message prior to the expiration date.

     Accordingly, to properly tender outstanding notes, the following procedures must be followed:

     Notes held through a Custodian. Each beneficial owner holding outstanding notes through a DTC participant must instruct the DTC participant to cause its outstanding notes to be tendered in accordance with the procedures set forth in this prospectus.

     Notes held through DTC. Pursuant to an authorization given by DTC to the DTC participants, each DTC participant holding outstanding notes through DTC must (1) electronically transmit its acceptance through ATOP, and DTC will then edit and verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC and send an agent's message to the exchange agent for its acceptance, or (2) comply with the guaranteed delivery procedures set forth below and in a notice of guaranteed delivery. See "--Guaranteed Delivery Procedures--Notes held through DTC."

     The exchange agent will (promptly after the date of this prospectus) establish accounts at DTC for purposes of the exchange offer with respect to outstanding notes held through DTC. Any financial institution that is a DTC participant may make book-entry delivery of interests in outstanding notes into the exchange agent's account through ATOP. However, although delivery of interests in the outstanding notes may be effected through book-entry transfer into the exchange agent's account through ATOP, an agent's message in connection with such book-entry transfer, and any other required documents, must be, in any case, transmitted to and received by the exchange agent at its address set forth under "--Exchange Agent," or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

     The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each DTC participant tendering through ATOP that such DTC participants have received a letter of transmittal and agree to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such DTC participants.

     Cede & Co., as the holder of the global note, will tender a portion of the global note equal to the aggregate principal amount due at the stated maturity for which instructions to tender are given by DTC participants.

     By tendering, each holder and each DTC participant will represent to us that, among other things, (1) it is not our affiliate, (2) it is not a broker-dealer tendering outstanding notes acquired directly from us for its own account, (3) it is acquiring the exchange notes in its ordinary course of business and (4) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

     We will not accept any alternative, conditional, irregular or contingent tenders (unless waived by us). By executing a letter of transmittal or transmitting an acceptance through ATOP, as the case may be, each tendering holder waives any right to receive any notice of the acceptance for purchase of its outstanding notes.

     We will resolve all questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered outstanding notes, and such determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any condition to the exchange offer and any irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as we shall determine. We, along with the exchange agent, shall be under no duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     LETTERS OF TRANSMITTAL AND OUTSTANDING NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES TO US OR DTC.

     The method of delivery of outstanding notes, letters of transmittal, any required signature guaranties and all other required documents, including delivery through DTC and any acceptance through ATOP, is at the election and risk of the persons tendering and delivering acceptances or letters of transmittal and, except as otherwise provided in the applicable letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to the expiration date.

Guaranteed Delivery Procedures

     Notes held through DTC. DTC participants holding outstanding notes through DTC who wish to cause their outstanding notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the expiration date, may cause a tender to be effected if:

          (1) guaranteed delivery is made by or through a firm or other entity identified in Rule 17Ad-15 under the Exchange Act, including:

          o    a bank;

          o a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

          o    a credit union;

          o a national securities exchange, registered securities association or clearing agency; or

          o a savings institution that is a participant in a Securities Transfer Association recognized program;

          (2) prior to the expiration date, the exchange agent receives from any of the above institutions a properly completed and duly executed notice of guaranteed delivery (by mail, hand delivery, facsimile transmission or overnight courier) substantially in the form provided with this prospectus; and

          (3) book-entry confirmation and an agent's message in connection therewith are received by the exchange agent within three NYSE trading days after the date of the execution of the notice of guaranteed delivery.

     Notes held by Holders. Holders who wish to tender their outstanding notes but (1) whose outstanding notes are not immediately available and will not be available for tendering prior to the expiration date, or (2) who cannot deliver their outstanding notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

     o    the tender is made by or through any of the above-listed institutions;

     o prior to the expiration date, the exchange agent receives from any above-listed institution a properly completed and duly executed notice of guaranteed delivery, whether by mail, hand delivery, facsimile transmission or overnight courier, substantially in the form provided with this prospectus; and

     o a properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer, and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of the execution of the notice of guaranteed delivery.

Withdrawal Rights

     You may withdraw tenders of outstanding notes, or any portion of your outstanding notes, in integral multiples of $1,000 principal amount due at the stated maturity, at any time prior to 5:00 p.m., New York City time, on the expiration date. Any outstanding notes properly withdrawn will be deemed to be not validly tendered for purposes of the exchange offer.

     Notes held through DTC. DTC participants holding outstanding notes who have transmitted their acceptances through ATOP may, prior to 5:00 p.m., New York City time, on the expiration date, withdraw the instruction given thereby by delivering to the exchange agent, at its address set forth under "--Exchange Agent," a written, telegraphic or facsimile notice of withdrawal of such instruction. Such notice of withdrawal must contain the name and number of the DTC participant, the principal amount due at the stated maturity of outstanding notes to which such withdrawal relates and the signature of the DTC participant. Receipt of such written notice of withdrawal by the exchange agent effectuates a withdrawal.

     Notes held by Holders. Holders may withdraw their tender of outstanding notes, prior to 5:00 p.m., New York City time, on the expiration date, by delivering to the exchange agent, at its address set forth under "--Exchange Agent," a written, telegraphic or facsimile notice of withdrawal. Any such notice of withdrawal must (1) specify the name of the person who tendered the outstanding notes to be withdrawn, (2) contain a description of the outstanding notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such outstanding notes and the aggregate principal amount due at the stated maturity represented by such outstanding notes and (3) be signed by the holder of such outstanding notes in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered (including any required signature guaranties), or be accompanied by (x) documents of transfer in a form acceptable to us, in our sole discretion, and (y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf such holder. If the outstanding notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal is effective immediately upon written, telegraphic or facsimile notice of withdrawal even if physical release is not yet effected.

     All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medalion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the outstanding notes being withdrawn are held for the account of any of the institutions listed above under "--Guaranteed Delivery Procedures."

     A withdrawal of an instruction or a withdrawal of a tender must be executed by a DTC participant or a holder of outstanding notes, as the case may be, in the same manner as the person's name appears on its transmission through ATOP or letter of transmittal, as the case may be, to which such withdrawal relates. If a notice of withdrawal is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the notice of withdrawal. A DTC participant or a holder may withdraw an instruction or a tender, as the case may be, only if such withdrawal complies with the provisions of this prospectus.

     A withdrawal of a tender of outstanding notes by a DTC participant or a holder, as the case may be, may be rescinded only by a new transmission of an acceptance through ATOP or execution and delivery of a new letter of transmittal, as the case may be, in accordance with the procedures described herein.

Exchange Agent

     The Bank of New York has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

                        By Registered or Certified Mail:
                              The Bank of New York,
                                as Exchange Agent
                           P.O. Box 843 Cooper Station
                            New York, New York 10276
                       Attention: Corporate Trust Services

                            By Hand before 4:30 p.m.:
                              The Bank of New York
                                  111 Broadway
                            New York, New York 10006
                  Attention: Lower Level Corporate Trust Window

                By Hand after 4:30 p.m. or by Overnight Courier:
                              The Bank of New York
                            770 Broadway, 13th Floor
                            New York, New York 10003

                            Facsimile: (212) 780-0592
                            Telephone: (212) 548-6565
                           Attention: Customer Service

     The exchange agent also acts as trustee under the Indenture.

Transfer Taxes

     Holders of outstanding notes who tender their outstanding notes for exchange notes will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

                              DESCRIPTION OF NOTES

General

     The outstanding notes were and the exchange notes will be issued pursuant to an Indenture (the "Original Indenture"), dated as of November 21, 2001, as amended by the First Supplemental Indenture, dated as of January 16, 2002 (the "Supplemental Indenture" and together with the Original Indenture, the "Indenture"), among the Company, as Issuer, The Vail Corporation, Vail Holdings, Inc. and each of the other Guarantors, as guarantors, and The Bank of New York, as trustee (the "Trustee"). The terms of the exchange notes are identical in all material respects to the outstanding notes, except that the exchange notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions providing for liquidated damages under certain circumstances described in the Registration Rights Agreement, the provisions of which will terminate upon the consummation of the exchange offer. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture and Registration Rights Agreement can be requested by prospective investors from the Company at the address and telephone number set forth under "Where You Can Find More Information." The definitions of certain terms used in the following summary are set forth below under "Certain Definitions." For purposes of this "Description of Notes," the term "Company" refers only to Vail Resorts, Inc. and not to any of its Subsidiaries and the term "Notes" refers to both the outstanding notes and the exchange notes.

     The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all existing and future Senior Debt of the Company. As of October 31, 2001, after giving pro forma effect to the offering of the outstanding notes (the "Offering") and the application of the net proceeds therefrom, the Company and the Guarantors would have had consolidated Senior Debt of approximately $87.2 million outstanding. The Indenture, subject to certain limitations, permits the incurrence of additional Senior Debt in the future. As of the date of the Indenture, all of the Company's consolidated Subsidiaries will be Restricted Subsidiaries, other than Boulder/Beaver, LLC, Colter Bay Corporation, Eagle Park Reservoir Company, Forest Ridge Holdings, Inc., Gros Ventre Utility Company, Jackson Lake Lodge Corporation, Jenny Lake Lodge, Inc., Mountain Thunder, Inc., Resort Technology Partners, LLC, RT Partners, Inc., SSI Venture, LLC, Vail Associates Investments, Inc. and VR Holdings, Inc. However, under certain circumstances, the Company is able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

     The obligations of the Company under the Notes are guaranteed, jointly and severally on a senior subordinated basis, by the Guarantors. The Subsidiary Guarantee of each Guarantor is subordinated in right of payment to all existing and future Senior Debt of such Guarantor. See "--Subsidiary Guarantees."

Principal, Maturity and Interest

     The Notes are limited in aggregate principal amount to $300,000,000 (of which $160,000,000 were issued in the Offering) and will mature on May 15, 2009. Interest on the Notes will accrue at the rate of 8 3/4% per annum and will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2002, to Holders of record on the immediately preceding May 1 and November 1, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, if any, interest and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, if any, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

Subordination

     The payment (by set-off, redemption, repurchase or otherwise) of principal of and premium, if any, interest and Liquidated Damages, if any, on the Notes (including with respect to any repurchases of the Notes) is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or, at the option of the holders of Senior Debt of the Company, in Cash Equivalents of all Obligations in respect of Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter incurred.

     Upon any distribution to creditors of the Company upon any liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, whether voluntary or involuntary, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt of the Company are entitled to receive payment in full in cash or, at the option of the holders of Senior Debt of the Company, in Cash Equivalents of all Obligations due or to become due in respect of such Senior Debt (including interest after the commencement of any such proceeding, at the rate specified in the applicable Senior Debt) before the Holders of Notes are entitled to receive any payment of principal of or premium, if any, interest or Liquidated Damages, if any, on the Notes, and until all Obligations with respect to Senior Debt of the Company are paid in full in cash or, at the option of the holders of Senior Debt of the Company, in Cash Equivalents, any distribution of any kind or character to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt of the Company (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance" or "--Satisfaction and Discharge of Indenture").

     The Company also shall not, directly or indirectly, (x) make any payment of principal of or premium, if any, interest or Liquidated Damages, if any, on the Notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance" or "--Satisfaction and Discharge of Indenture," if no default of the kind referred to in clause (i) below had occurred and was continuing, and no Payment Blockage Notice (as defined below) was in effect, at the time amounts were deposited with the Trustee as described therein) or (y) acquire any of the Notes for cash or property or otherwise or make any other distribution with respect to the Notes if (i) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, or premium, if any, or interest on, any Designated Senior Debt of the Company or (ii) any other default occurs and is continuing with respect to Designated Senior Debt of the Company that permits holders of the Designated Senior Debt of the Company as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the holders of such Designated Senior Debt of the Company. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived or otherwise has ceased to exist and (b) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or otherwise has ceased to exist or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt of the Company has been accelerated and such acceleration remains in full force and effect. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such nonpayment default shall have been waived for a period of not less than 90 days. Each Holder by such Holder's acceptance of a Note irrevocably agrees that if any payment or payments shall be made pursuant to the Indenture and the amount or total amount of such payment or payments exceeds the amount, if any, that such Holder would be entitled to receive upon the proper application of the subordination provisions of the Indenture, then such Holder will be obliged to pay over the amount of such excess payment to the holders of Senior Debt of the Person that made such payment or payments or their representative or representatives, as instructed in a written notice of such excess payment, within ten days of receiving such notice.

     The Indenture further requires that the Company promptly notify holders of Senior Debt of the Company and the Guarantors if payment of the Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. On a pro forma basis, after giving effect to the Offering and the application of the net proceeds therefrom, the principal amount of consolidated Senior Debt of the Company and Guarantors outstanding at October 31, 2001 would have been approximately $87.2 million. The Indenture limits, through certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

     "Designated Senior Debt" of any Person means (i) any Indebtedness of such Person outstanding under the Credit Agreement and (ii) any other Senior Debt of such Person, the principal amount of which is $25 million or more and that has been designated by the Company as "Designated Senior Debt" of such Person.

     "Permitted Junior Securities" means Equity Interests (other than Disqualified Stock) in the Company or debt securities that are subordinated to all Senior Debt of the issuer of such debt securities (and any debt securities issued in exchange for Senior Debt of the issuer of such debt securities) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt.

     "Senior Debt" of any Person means (i) the Obligations of such Person under the Credit Agreement, including, without limitation, Hedging Obligations and reimbursement obligations in respect of letters of credit and bankers acceptances, and (ii) any other Indebtedness of such Person, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt of a Person will not include (u) any Indebtedness represented by the Existing Notes or by any Guarantee of the Existing Notes, (v) any obligation to, in respect of or imposed by any environmental, landfill, waste management or other regulatory governmental agency, statute, law or court order, (w) any liability for federal, state, local or other taxes, (x) any Indebtedness of such Person to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred by such Person in violation of the Indenture (except to the extent that the original holder thereof relied in good faith after being provided with a copy of the Indenture upon an Officer's Certificate of such Person to the effect that the incurrence of such Indebtedness did not violate the Indenture).

Subsidiary Guarantees

     The Company's payment obligations under the Notes are jointly and severally guaranteed (the "Subsidiary Guarantees") by all of the Company's consolidated Subsidiaries existing on the Closing Date, other than Boulder/Beaver, LLC, Colter Bay Corporation, Eagle Park Reservoir Company, Forest Ridge Holdings, Inc., Gros Ventre Utility Company, Jackson Lake Lodge Corporation, Jenny Lake Lodge, Inc., Mountain Thunder, Inc., Resort Technology Partners, LLC, RT Partners, Inc., SSI Venture, LLC, Vail Associates Investments, Inc. and VR Holdings, Inc. See Note 14 to "Consolidated Financial Statements" included in our Annual Report on Form 10-K incorporated by reference herein. In addition, VA Rancho Mirage Resort, L.P. and Rockresorts International, LLC (and its subsidiaries), each of which was acquired by the Company on November 15, 2001, and VAMHC, Inc., which was acquired by the Company on December 17, 2001, became Guarantors pursuant to the Supplemental Indenture on January 16, 2002. The Subsidiary Guarantee of each Guarantor are subordinated in right of payment to the same extent as the obligations of the Company in respect of the Notes, as set forth in the Indenture, to the prior payment in full in cash or, at the option of the holders of Senior Debt of such Guarantor, in Cash Equivalents of all Senior Debt of such Guarantor, which would include any Guarantee issued by such Guarantor that constitutes Senior Debt of such Guarantor, including Guarantees of Indebtedness under the Credit Agreement. The Indenture provides that if the Company or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary after the Closing Date, or any Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary and shall become a Restricted Subsidiary, then, unless such Subsidiary is not required to guarantee and has not guaranteed the Company's Obligations under the Credit Agreement and has not guaranteed any other Indebtedness of the Company or any Restricted Subsidiary, such Subsidiary shall become a Guarantor in accordance with the terms of the Indenture. A Subsidiary shall, without limitation, be deemed to have guaranteed Indebtedness of another Person if such Subsidiary has Indebtedness of the kind described in clause (ii) or clause (iii) of the definition of the term "Indebtedness." The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount that would not result in the obligations of such Guarantor under its Subsidiary Guarantee constituting a fraudulent conveyance under applicable law.

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person, unless (i) the Person formed by or surviving such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists. The provisions of clause (i) of the preceding sentence shall not apply if the Person formed by or surviving the relevant consolidation or merger or to which the relevant sale, assignment, transfer, lease, conveyance or other disposition shall have been made is the Company, a Guarantor or a Person that is not, after giving effect to such transaction, a Restricted Subsidiary of the Company.

     The Indenture provides that in the event of (i) a merger or consolidation to which a Guarantor is a party, then the Person formed by or surviving such merger or consolidation (if, after giving effect to such transaction, other than the Company or a Restricted Subsidiary of the Company) shall be released and discharged from the obligations of such Guarantor under its Subsidiary Guarantee, (ii) a sale or other disposition (whether by merger, consolidation or otherwise) of all of the Equity Interests of a Guarantor at the time owned by the Company and its Restricted Subsidiaries to any Person that, after giving effect to such transaction, is neither the Company nor a Restricted Subsidiary of the Company, or (iii) the release and discharge of a Guarantor from all obligations under Guarantees of (x) Obligations under the Credit Agreement and
(y) any other Indebtedness of the Company or any of its Restricted Subsidiaries, then in each such case such Guarantor shall be released and discharged from its obligations under its Subsidiary Guarantee; provided that, in the case of each of clauses (i) and (ii), (a) the relevant transaction is in compliance with the Indenture, and (b) the Person being released and discharged shall have been released and discharged from all obligations it might otherwise have under Guarantees of Indebtedness of the Company or any of its Restricted Subsidiaries and, in the case of each of clauses (i), (ii) and (iii), immediately after giving effect to such transaction, no Default or Event of Default shall exist.

Optional Redemption

     Except as described below, the Notes are not redeemable at the Company's option prior to May 15, 2004. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid inter-est and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

     Year                                                Percentage
     ----                                                ----------
     2004........................................         104.375%
     2005........................................         102.916%
     2006........................................         101.458%
     2007 and thereafter.........................         100.000%

     Notwithstanding the foregoing, at any time on or prior to May 15, 2002, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes theretofore issued under the Indenture at a redemption price equal to 108.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of Notes theretofore issued remain outstanding immediately following each such redemption and (ii) such redemption shall occur within 60 days of the closing of any such Equity Offering.

     In addition, upon the occurrence of a Change of Control (as defined below) at any time prior to May 15, 2004, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice given within 30 days following such Change of Control, at the Make-Whole Price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date.

Selection and Notice

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest shall cease to accrue on Notes or portions of Notes called for redemption.

Mandatory Redemption

     Except as set forth below under "--Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

     Change of Control

     Upon the occurrence of a Change of Control, unless notice of redemption of the notes in whole has been given pursuant to the provisions of the Indenture described above under "Optional Redemption," the Company will be obligated to make an offer (a "Change of Control Offer") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following a Change of Control, the Company will mail a notice to each Holder with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. In addition, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail or deliver to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Company is not required to make a Change of Control Offer following a Change of Control if a third party makes such a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn pursuant to such Change of Control Offer.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. However, restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on their respective properties, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by their management. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Credit Agreement prohibits the Company from repurchasing any Notes without the prior written consent of lenders holding a majority of the commitments under the Credit Agreement. Any other credit agreements or other agreements governing indebtedness to which the Company becomes a party may contain similar restrictions and provisions and may, like the Credit Agreement, provide that certain change of control events with respect to the Company would constitute events of default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance or repay the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing Notes. In such case, the Company's failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of the Notes.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

     Asset Sales

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a Board Resolution) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (x) cash or Cash Equivalents or (y) a controlling interest in another business or fixed or other long-term assets, in each case, in a Similar Business; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets or Equity Interests such that the Company or such Restricted Subsidiary are released from further liability and (b) any securities,

Notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days or are guaranteed (by means of a letter of credit or otherwise) by an institution specified in the definition of "Cash Equivalents" (to the extent of the cash received or the obligations so guaranteed) shall be deemed to be cash or Cash Equivalents for purposes of this provision, subject to application as provided in the following paragraph.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company, at its option, may (i) apply such Net Proceeds to permanently prepay, repay or reduce any Senior Debt of the Company (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) or
(ii) apply such Net Proceeds to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Similar Business, or determine to retain such Net Proceeds to the extent such Net Proceeds constitute such a controlling interest or long-term asset in a Similar Business. Pending the final application of any such Net Proceeds, the Company may invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, the Company will be required to make an offer to all Holders of Notes (and holders of other Indebtedness of the Company, including the Existing Notes, to the extent required by the terms of such other Indebtedness) (an "Asset Sale Offer") to purchase the maximum principal amount of Notes (and such other Indebtedness) that does not exceed the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes (and such other Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes (and such other Indebtedness) tendered exceeds the amount of Excess Proceeds, the Notes (and such other Indebtedness) to be purchased will be selected on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The Asset Sale Offer must be commenced within 60 days following the date on which the aggregate amount of Excess Proceeds exceeds $10 million and remain open for at least 30 and not more than 40 days (unless otherwise required by applicable law). The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to an Asset Sale Offer.

     The Credit Agreement prohibits the Company from repurchasing any Notes without the prior written consent of lenders holding a majority of the commitments under the Credit Agreement. Any other credit agreements or other agreements governing indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event the Company is required to make an Asset Sale Offer at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance or repay the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing Notes. In such case, the Company's failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement. In such circum-stances, the subordination provisions in the Indenture would likely restrict payments to the Holders of the Notes.

     Any other credit agreements or other agreements governing indebtedness to which the Company becomes a party may require that the Company and its Subsidiaries apply all proceeds from certain asset sales to repay in full outstanding obligations thereunder prior to the application of such proceeds to repurchase outstanding Notes.

Certain Covenants

     Restricted Payments

     The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to any direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions (a) payable in Equity Interests (other than Disqualified Stock) of the Company, (b) payable in Capital Stock or assets of an Unrestricted Subsidiary of the Company or (c) payable to the Company or any Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company, or any Equity Interests of any of its Restricted Subsidiaries held by any Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company, any Equity Interests then being issued by the Company or a Restricted Subsidiary of the Company or any Investment in a Person that, after giving effect to such Investment, is a Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, repay, defease or otherwise acquire or retire for value, any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or any Guarantee thereof, except a regularly scheduled payment of interest or principal or sinking fund payment (other than the purchase or other acquisition of such subordinated Indebtedness made in anticipation of satisfying any sinking fund payment due within one year from the date of acquisition); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by the Company and its Restricted Subsidiaries after May 11, 1999 (without duplication and excluding Restricted Payments permitted by clauses (ii) and (iii) of the following paragraph), is less than the sum of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after May 11, 1999 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus (2) 100% of the aggregate net cash proceeds and the fair market value of any assets or property (as determined in good faith by the Board of Directors of the Company) received by the Company from the issue or sale since May 11, 1999 of Equity Interests of the Company (other than Disqualified Stock), or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests or Disqualified Stock or convertible debt securities sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock); plus (3) with respect to Restricted Investments made after May 11, 1999, the net reduction of such Restricted Investments as a result of (x) any disposition of any such Restricted Investments sold or otherwise liquidated or repaid, to the extent of the net cash proceeds and the fair market value of any assets or property (as determined in good faith by the Board of Directors of the Company) received, (y) dividends, repayment of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary of the Company or (z) the portion (proportionate to the Company's interest in the equity of a Person) of the fair market value of the net assets of an Unrestricted Subsidiary or other Person immediately prior to the time such Unrestricted Subsidiary or other Person is designated or becomes a Restricted Subsidiary of the Company (but only to the extent not included in subclause (1) of this clause (c)); provided that the sum of items (x),
     (y) and (z) of this subclause (3) shall not exceed, in the aggregate, the aggregate amount of such Restricted Investments made after May 11, 1999.

     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture, (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than any Disqualified Stock, except to the extent that such Disqualified Stock is issued in exchange for other Disqualified Stock or the net cash proceeds of such Disqualified Stock is used to redeem, repurchase, retire or otherwise acquire other Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness in exchange for, or out of the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employees, officers or directors of the Company or any of its Restricted Subsidiaries or, upon the death, disability or termination of employment of such officers, directors and employees, their authorized representatives in an aggregate amount not to exceed in any twelve month period, $2.0 million plus the aggregate net cash proceeds from any issuance during such period of Equity Interests by the Company to such employees, officers, directors, or representatives plus the aggregate net cash proceeds from any payments on life insurance policies in which the Company or its Restricted Subsidiaries is the beneficiary with respect to such employees, officers or directors the proceeds of which are used to repurchase, redeem or acquire Equity Interests of the Company held by such employees, officers, directors or representative; (v) the repurchase of Equity Interests of the Company deemed to occur upon the exercise of stock options or similar arrangement if such Equity Interests represents a portion of the exercise price thereof; or (vi) additional Restricted Payments in an amount not to exceed $15 million (less the amount, if any, of any Restricted Payments made after May 11, 1999 and on or prior to the Closing Date that would not have been permitted under any of the foregoing clauses); provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (iv) or
(vi) no Default or Event of Default shall have occurred and be continuing.

     In the case of any Restricted Payments made other than in cash, the amount thereof shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any such asset(s) or securities shall be determined in good faith by the Board of Directors of the Company. Where the amount of any Investment made other than in cash is otherwise required to be determined for purposes of the Indenture, then unless otherwise specified such amount shall be the fair market value thereof on the date of such Investment, and fair market value shall be determined in good faith by the Board of Directors of the Company.

     Designation of Unrestricted Subsidiaries

     The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments (including without limitation any direct or indirect obligation to subscribe for additional Equity Interests or maintain or preserve such subsidiary's financial condition or to cause such person to achieve any specified level of operating results) by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments at the time of such designation and, except to the extent, if any, that such Investments are Permitted Investments at such time, will reduce the amount otherwise available for Restricted Payments. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets (or would meet concurrently with the effectiveness of such designation) the definition of an Unrestricted Subsidiary.

     Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the cove-nant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," and (ii) no Default or Event of Default would be in existence following such designation.

     To the extent that Unrestricted Subsidiaries were designated as such under the Existing Note Indenture after the issuance of the Existing notes on May 11, 1999 and on or prior to the date of the Indenture, and such designation resulted in or constituted Restricted Payments and/or Permitted Investments under the Existing note Indenture, such designations shall be deemed to have resulted in or constituted Restricted Payments and/or Permitted Investments under the Indenture.

     Incurrence of Indebtedness and Issuance of Preferred Stock

     The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company's Restricted Subsidiaries will not issue any shares of Preferred Stock (other than to the Company or a Restricted Subsidiary of the Company); provided, however, that the Company and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) if the Consolidated Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been equal to or greater than 2 to 1, determined on a pro forma basis, as if the additional Indebtedness had been incurred at the beginning of such four-quarter period and no Event of Default shall have occurred and be continuing after giving effect on a pro forma basis to such incurrence.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under the Credit Agreement in an aggregate amount outstanding (with letters of credit being deemed for all purposes of the Indenture to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries in respect thereof) at any time not to exceed the greater of (x) $450 million and (y) 3.5 times Consolidated Resort EBITDA for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is being incurred less, in each case, the aggregate amount of such Indebtedness permanently repaid with the Net Proceeds of any Asset Sale;

          (ii) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by (x) the Notes (including the exchange notes), the Guarantees thereof and the Indenture in the principal amount of Notes originally issued on the Closing Date and (y) the Existing notes, the Guarantees thereof and the Existing note Indenture;

          (iii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (iv) the incurrence by the Company and its Restricted Subsidiaries of additional Indebtedness (other than Hedging Obligations) after May 11, 1999 in an aggregate principal amount not to exceed $50 million at any time outstanding;

          (v) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness after May 11, 1999 in connection with the acquisition of assets or a new Restricted Subsidiary (including Indebtedness that was incurred by the prior owner of such assets or by such Restricted Subsidiary prior to such acquisition by the Company and its Restricted Subsidiaries); provided that the aggregate principal amount of Indebtedness incurred after May 11, 1999 pursuant to this clause (v) does not exceed $20 million at any time outstanding;

          (vi) the incurrence by the Company and its Restricted Subsidiaries of Permitted Refinancing Indebtedness;

          (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and its Restricted Subsidiaries; provided, however, that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, and any sale or other transfer of any such Indebtedness to a Person that is not the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations incurred for the purpose of hedging against fluctuations in currency values or for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness of the Company or any of its Restricted Subsidiaries permitted by the Indenture; provided that the notional principal amount of any Hedging Obligations does not significantly exceed the principal amount of Indebtedness to which such agreement relates;

          (ix) the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company permitted by the Indenture;

          (x) the incurrence of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case incurred in connection with the acquisition or disposition of any business or assets or subsidiaries of the Company permitted by the Indenture;

          (xi) the Indebtedness incurred from time to time under a revolving Credit Facility of SSI Venture in an aggregate amount outstanding at any time not to exceed $10 million, so long as SSI Venture remains a Restricted Subsidiary of the Company (as of the Closing Date, SSI Venture is an Unrestricted Subsidiary); and

          (xii) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness not covered by any other clause of this paragraph which is outstanding on the Closing Date and was incurred subsequent to May 11, 1999 in compliance with the Existing Note Indenture.

     For purposes of determining the amount of any Indebtedness of any Person under this covenant, (a) the principal amount of any Indebtedness of such Person arising by reason of such Person having granted or assumed a Lien on its property to secure Indebtedness of another Person shall be the lower of the fair market value of such property and the principal amount of such Indebtedness outstanding (or committed to be advanced) at the time of determination; (b) the amount of any Indebtedness of such Person arising by reason of such Person having Guaranteed Indebtedness of another Person where the amount of such Guarantee is limited to an amount less than the principal amount of the Indebtedness so Guaranteed shall be such amount as so limited; and (c) Indebtedness shall not include a non-recourse pledge by the Company or any of its Restricted Subsidiaries of Investments in any Person that is not a Restricted Subsidiary of the Company to secure the Indebtedness of such Person.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, either (a) shall classify (and may later reclassify) such item of Indebtedness in one of such categories in any manner that complies with this covenant or (b) shall divide and classify (and may later redivide and reclassify) such item of Indebtedness into more than one of such categories pursuant to such first paragraph.

     Liens

     The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset now owned or here after acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

     Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries, (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries or (iv) guarantee the Notes or any renewals or refinancings thereof, in each case except for such encumbrances or restrictions (other than encumbrances and restrictions in respect of clause (iv) of this sentence) existing under or by reason of (a) Existing Indebtedness as in effect on May 11, 1999, (b) the Credit Agreement (as defined in the Existing Note Indenture) as in effect on May 11, 1999, and any amendments, modifications, re-statements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement (as defined in the Existing Note Indenture) as in effect on May 11, 1999, (c) (x) the Existing notes, any Guarantee thereof and the Existing note Indenture and (y) the Notes, any Guarantee thereof and the Indenture, (d) applicable law, (e) any instrument governing Indebtedness or Equity Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests were incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the Equity Interests, properties or assets of any Person, other than the Person, or the Equity Interests, property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the Indenture,
(f) by reason of customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired or proceeds therefrom, (h) customary restrictions in asset or stock sale agreements limiting transfer of such assets or stock pending the closing of such sale, (i) customary non-assignment provisions in contracts entered into in the ordinary course of business, or (j) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

     Merger, Consolidation or Sale of Assets

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after giving effect to such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company, immediately preceding the transaction and (b) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock."

     Nothing contained in the foregoing paragraph shall prohibit (i) any Restricted Subsidiary from consolidating with, merging with or into, or transferring all or part of its properties and assets to the Company or (ii) the Company from merging with an Affiliate for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits; provided, however, that in connection with any such merger, consolidation or asset transfer no consideration, other than common stock (that is not Disqualified Stock) in the surviving Person or the Company shall be issued or distributed.

     Transactions with Affiliates

     The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $5.0 million, a Board Resolution authorizing and determining the fairness of such Affiliate Transaction approved by a majority of the independent members of the Board of Directors of the Company and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $15.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The foregoing provisions will not prohibit (i) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees, agents or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management including, without limitation, any issuance of Equity Interests of the Company pursuant to stock option, stock ownership or similar plans; (ii) transactions between or among the Company and/or its Restricted Subsidiaries; (iii) any agreement or arrangement as in effect on May 11, 1999 and publicly disclosed or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement or arrangement thereto so long as any such amendment or replacement agreement or arrangement is not more disadvantageous to the Company or its Restricted Subsidiaries, as the case may be, in any material respect than the original agreement as in effect on May 11, 1999; (iv) loans or advances to employees and officers of the Company and its Restricted Subsidiaries not in excess of $5 million at any time outstanding; and (v) any Permitted Investment or any Restricted Payment that is permitted by the provisions of the Indenture described above under the caption "Restricted Payments."

     Limitation on Layering Debt

     The Indenture provides that (a) the Company will not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is by its terms subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes and (b) no Guarantor will, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is by its terms subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to the Subsidiary Guarantee of such Guarantor.

     Additional Subsidiary Guarantees

     The Indenture provides that if any Restricted Subsidiary of the Company after the date of the Indenture shall become or be required to become a guarantor under the Credit Agreement or shall become a guarantor of any other Indebtedness of the Company or any Restricted Subsidiary, then such Restricted Subsidiary shall become a Guarantor, in accordance with the terms of the Indenture; provided that if such Restricted Subsidiary is released and discharged from all obligations under such guarantees, it shall be released and discharged from its obligations under its Subsidiary Guarantee as described under "--Subsidiary Guarantees" above.

     Payments for Consent

     The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Reports

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and its Restricted Subsidiaries will agree that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act.

Events of Default and Remedies

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due (whether payable at maturity, upon redemption or repurchase or otherwise) of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the caption "Merger, Consolidation or Sale of Assets"; (iv) failure by the Company to comply with the provisions described under the captions "Change of Control" or "Asset Sale" (whether or not prohibited by the subordination provisions of the Indenture) (other than a failure to purchase notes pursuant to an offer commenced under such provisions, which shall be subject to clause (ii) above) for 30 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes;
(v) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes other than those referred to in clauses (i), (ii),
(iii) or (iv) above; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Closing Date, which default (a) is caused by a failure to pay principal after final maturity of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more without such Indebtedness being discharged or such acceleration having been cured, waived or rescinded within 30 days of acceleration; (vii) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $10 million and either (a) any creditor commences enforcement proceedings upon any such judgment or (b) such judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any Guarantee of the Notes by a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor which is a Significant Subsidiary or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Notes; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes and all other Obligations thereunder to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any Guarantor with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, premium, if any, interest or Liquidated Damages, if any, on the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

     No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of and premium, if any, interest and Liquidated Damages, if any, on the Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Closing Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes, as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust fund will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge of the Indenture

     The obligations of the Company and the other Guarantors under the Indenture will terminate when (i) either (a) all outstanding Notes have been delivered to the Trustee for cancellation, or (b) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company and the Company has irrevocably deposited or caused to be deposited with the Trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any, on) and interest and Liquidated Damages, if any, to the date of maturity or date of redemption, (ii) the Company has paid or caused to be paid all sums payable by the Company under the Indenture, and (iii) the Company has delivered an Officers' Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in the Indenture.

Transfer and Exchange

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

     Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, or the Notes thereof may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the price to be paid, or the timing of redemption or payment, upon redemption of the Notes or, after the Company has become obligated to make a Change of Control Offer or an Asset Sale Offer, amend, change or modify the obligation of the Company to make or consummate such Change of Control Offer or Asset Sale Offer; (iii) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, on any Note;
(iv) waive a Default or Event of Default in the payment of principal of or premium, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) except pursuant to the terms of the Indenture, release any Guarantor from its Guarantee of the Notes; (vii) make any change in the subordination provisions in the Indenture that adversely affects the rights of any Holder of any Notes in any material respect or any change to any other provision thereof that adversely affects the rights of any Holder of Notes under the subordination provisions of the Indenture in any material respect (it being understood that amendments to the provisions of the Indenture described above under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" which may have the effect of increasing the amount of Senior Debt that the Company and its Restricted Subsidiaries may incur shall not, for purposes of this clause (vii), be deemed to be a change that adversely affects in a material respect the rights of any Holder of Notes under the subordination provisions of the Indenture); or (viii) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger, consolidation or sale of assets, to provide security for the Notes, to add a Guarantor, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder in any material respect, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Concerning the Trustee

     The Trustee has been appointed by the Company as Registrar and Paying Agent with respect to the Notes.

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days and apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

Book-Entry, Delivery and Form

     Book-Entry

     The outstanding notes were sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in reliance on Rule 144A under the Securities Act. The outstanding notes are represented by a note in registered, global form without interest coupons (the "Rule 144A Global Note"). The Rule 144A Global Note was deposited upon issuance with the Trustee as custodian for the Depositary Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, for credit to the accounts of DTC participants or indirect participants (each as defined below).

The new notes will be represented by one or more notes in registered, global form without interest coupons (the "Exchange Global Notes" and, together with the Rule 144A Global Note, the "Global Notes"). The Exchange Global Notes will be deposited on the date of the acceptance for exchange of the outstanding notes and the issuance of the exchange notes with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC, in each case for credit to the accounts of DTC "participants" and "indirect participants" (each as defined below).

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "--Certificated Certificates."


The Exchange Global Notes

     The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither the Company nor the initial purchasers take any responsibility for these operations or procedures, and we urge you to contact the relevant system or one of its participants directly to discuss these matters.

     The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Exchange Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Exchange Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Exchange Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Exchange Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants ("indirect participants"). Holders may hold their interests in the Exchange Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

     So long as DTC, or its nominee, is the registered owner or holder of the Exchange Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Exchange Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the indenture with respect to the Notes.

     Payments of the principal of, premium (if any), interest (including Liquidated Damages) on, the Exchange Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial owner-ship interests in the Exchange Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest (including Liquidated Damages) on the Exchange Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Exchange Global Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Exchange Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Redemption notices will be sent to DTC. If less than all of the Exchange Notes are to be redeemed, DTC's practice is to determine by lot the amount of the interest of each Participant in issues like the Exchange Notes to be redeemed. Consequently, the Exchange Notes may not be redeemed pro rata from each holder of securities entitlements in the Exchange Notes.

     The Company expects that transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Because of time zone differences, the securities amount of a Euroclear or Clearstream participant purchasing a security entitlement in a Exchange Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of security entitlements in a Global Security by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

     If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in a Exchange Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Exchange Global Notes are credited and only in respect of such portion of the aggregate principal amount of Exchange Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants and which will be legended as set forth under "Transfer Restrictions."

     Subject to compliance with the transfer restrictions applicable to the Exchange Notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving security entitlements in the relevant Exchange Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations, including Euroclear and Clearstream. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

     Certificated Securities shall be issued in exchange for beneficial interests in the Exchange Global Notes (i) if requested by a holder of such interests, (ii) the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of Certificated Exchange Notes under the indenture or (iii) if DTC is at any time unwilling or unable to continue as a depositary for the Exchange Global Notes and a successor depositary is not appointed by the Company within 90 days. Neither the Company nor the trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the owners of security entitlements in the related Exchange Notes and the Company and the trustee may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Exchange Notes to be issued).

Transfer Agent, Registrar, Paying Agent and Exchange Agent

     The Trustee acts as the transfer agent, registrar, paying agent and exchange agent for the Notes. The Trustee, in its capacity as the paying agent, may appoint co-paying agents, which must be acceptable to the Company.

     Registration of transfers or exchanges of the Notes are effected without charge by or on behalf of the Company, but any holder transferring any interest in a note is required to pay to the trustee or the Company, as appropriate, any tax or other governmental charges that may be imposed in connection with that transfer or exchange. The Company is not required to register or cause to be registered the transfer of any note after it has been called for redemption.

Certain Definitions

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness or preferred stock of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness or preferred stock incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition (collectively, "dispositions") of any assets or rights (including, without limitation, by way of a Sale and Leaseback Transaction), other than dispositions of inventory or sales or leases of real estate constituting Real Estate Held for Sale in the ordinary course of business, and (ii) the issuance of Equity Interests by any Restricted Subsidiary or the disposition by the Company or a Restricted Subsidiary of Equity Interests in any of the Company's Restricted Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary of the Company), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $3.0 million or (b) for net proceeds in excess of $3.0 million. Notwithstanding the foregoing, the following will be deemed not to be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (iii) a Permitted Investment or Restricted Payment that is permitted by the covenant described above under the caption "Restricted

Payment"; (iv) a disposition of Cash Equivalents solely for cash or other Cash Equivalents; (v) a disposition in the ordinary course of business of used, worn-out, obsolete, damaged or replaced equipment; (vi) the grant of licenses to third parties in respect of intellectual property in the ordinary course of business of the Company or any of its Restricted Subsidiaries, as applicable;
(vii) any disposition of properties or assets that is governed by the provisions described under "Change of Control" or "Merger, Consolidation or Sale of Asset"; and (viii) the granting or incurrence of any Permitted Lien.

     "Board Resolution" means a duly adopted resolution of the Board of Directors of the Company in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (a) marketable obligations issued or unconditionally guaranteed by the U.S. or issued by any of its agencies and backed by the full faith and credit of the U.S., in each case maturing within one year from the date of acquisition; (b) short-term investment grade domestic and eurodollar certificates of deposit or time deposits that are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks organized under the laws of the U.S. or any of its states having combined capital, surplus, and undivided profits of not less than $100,000,000 (as shown on its most recently published statement of condition); (c) commercial paper and similar obligations rated "P-1" by Moody's Investors Service, Inc. ("Moody's") or "A-1" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S & P"); (d) readily marketable tax-free municipal bonds of domestic issuer rated "A-2" or better by Moody's or "A" or better by S&P, and maturing within one year from the date of issuance; and (e) mutual funds or money market accounts investing primarily in items described in clauses (a) through (d) above.

     "Change of Control" means, with respect to the Company or any successor Person permitted under the covenant "Merger, Consolidation or Sale of Assets," the occurrence of any of the following: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Apollo and its Affiliates, acquires "beneficial ownership" (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total outstanding shares of Voting Stock (as defined) except to the extent that, and so long as, Apollo and its affiliates hold the right, by voting power, contract or otherwise, to elect or designate, and do so elect or designate, a majority of the Company's Board of Directors; (b) the Company consolidates with or merges into any other corporation, or conveys, transfers or leases all or substantially all of its assets to any person, or any other corporation merges into the Company and, in the case of any such transaction, the outstanding common stock of the Company is changed or exchanged as a result, unless the shareholders of the Company immediately before such transaction own, directly or indirectly, at least 51% of the outstanding shares of Voting Stock of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction (except to the extent that, and so long as, Apollo and its affiliates hold the right, by voting power or otherwise, to elect or designate, and do so elect or designate, a majority of the Board of Directors of the corporation resulting from such transaction); or (c) the first day on which more than a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Closing Date" means the date of the closing of the sale of the notes initially issued pursuant to the Indenture.

     "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing such Consolidated Net Income, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale,
(ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, (iii) Consolidated Interest Expense, and (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income, in each case, for such period without duplication on a consolidated basis and determined in accordance with GAAP.

     "Consolidated Interest Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Resort EBITDA of such Person for such period to the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems, repays or otherwise retires any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the "Calculation Date"), then the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption, repayment or retirement of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i)(a) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions and (b) other transactions consummated by the Company or any of its Restricted Subsidiaries with respect to which pro forma effect may be given pursuant to Article 11 of Regulation S-X under the Securities Act, in each case during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Resort EBITDA for such reference period shall be calculated without giving effect to clause
(iii) of the proviso set forth in the definition of Consolidated Net Income,
(ii) the Consolidated Resort EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (iii) the Con-solidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent (x) that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date, or (without duplication) (y) such Consolidated Interest Expense is less than the Consolidated Resort EBITDA attributable to such discontinued operations for the same period.

     "Consolidated Interest Expense" means with respect to any Person for any period the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense for such period on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), in each case, on a consolidated basis and in accordance with GAAP, and (iv) any Preferred Stock dividends paid in cash by the Company or any of its Restricted Subsidiaries to a Person other than the Company or any of its Restricted Subsidiaries, determined, in each case, on a consolidated basis and in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the net income (but not loss) of any Person that is not a Restricted Subsidiary of such Person or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash by such Person during such period to the referent Person or a Restricted Subsidiary thereof, (ii) the net income (but not loss) of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the consolidated stockholders' equity of such Person and its consolidated Restricted Subsidiaries as of such date, less (without duplication) amounts attributable to Disqualified Stock of such Person, in each case determined in accordance with GAAP.

     "Consolidated Resort EBITDA" means, with respect to any Person for any period, the Consolidated EBITDA of such Person for such period minus consolidated real estate revenue of such Person and its Restricted Subsidiaries for such period plus consolidated real estate operating expenses of such Person and its Restricted Subsidiaries for such period minus any portion of such Consolidated

EBITDA attributable to Unrestricted Subsidiaries of such Person for such period, in each case as reported on such Person's consolidated statement of operations and determined on a consolidated basis and in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on May 11, 1999 or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Agreement" means that certain Second Amended and Restated Credit Agreement, dated as of November 13, 2001, by and among The Vail Corporation, the Lenders named therein, Bank of America, N.A., as Agent, and Banc of America Securities LLC, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring on or prior to 91 days after the date on which the Notes mature shall not constitute Disqualified Stock if (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable in any respect to the holders of such Capital Stock than the terms applicable to the Notes and described under the captions "Repurchase at the Option of Holders--Asset Sales" and "Repurchase at the Option of Holders--Change of Control"; and (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means (1) a public or private sale of Capital Stock of the Company and (ii) the sale of other securities convertible or exchangeable into Capital Stock (other than Disqualified Stock) of the Company; provided, an Equity Offering shall be deemed to occur with respect to all or a portion of such securities only upon the conversion or exchange of such securities into Capital Stock.

     "Existing Indebtedness" means Indebtedness of the Company and the Company's Subsidiaries (other than Indebtedness under the Credit Agreement and the Existing Notes) in existence on May 11, 1999.

     "Existing Note Indenture" means the Indenture dated as of May 11, 1999 among the Company, the trustee named therein and the guarantors named therein relating to the Existing Notes, as supplemented on or before the Closing Date.

     "Existing Notes" means the $200.0 million aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2009 issued by the Company under the Existing
Note Indenture and outstanding on the Closing Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect in the United States from time to time.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantor" means (i) each of the Company's Restricted Subsidiaries that is a party to the Indenture on the date of execution and delivery of the Indenture and (ii) each other Person that becomes a guarantor of the obligations of the Company under the Notes and the Indenture from time to time in accordance with the provisions of the Indenture described under the caption "Certain Covenants--Additional Subsidiary Guarantees," and their respective successors and assigns; provided, however, that "Guarantor" shall not include any Person that is released from its Guarantee of the obligations of the Company under the Notes and the Indenture as described under "Subsidiary Guarantees."

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap, cap or collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

     "Indebtedness" means, with respect to any Person, without duplication, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (which purchase price is due more than one year after taking title to such property) or services or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; (ii) all indebtedness of others se-cured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person the amount of such obligation, to the extent it is without recourse to such Person, being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured); (iii) to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person; provided, however, that (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and (2) Indebtedness shall not include any liability for federal, state, local or other taxes; and (iv) with respect to any Restricted Subsidiary of the Company, Preferred Stock of such Person (in an amount equal to the greater of (x) the sum of all obligations of such Person with respect to redemption, repayment or repurchase thereof and (y) the book value of such Preferred Stock as reflected on the most recent financial statements of such Person).

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, excluding, however, trade accounts receivable and bank deposits made in the ordinary course of business consistent with past practice. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption "Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional, sale or other title retention agreement, any lease in the nature thereof, and any option or other agreement to sell or give a
Lien).

     "Make-Whole Amount" means, with respect to any note, an amount equal to the excess, if any, of (a) the present value of the remaining principal, premium, if any, and interest (other than accrued interest otherwise payable upon redemption) payments that would be payable with respect to such note if such note were redeemed on May 15, 2004, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the principal amount of such note.

     "Make-Whole Average Life" means, with respect to any date of redemption of Notes, the number of years (calculated to the nearest one-twelfth) from such redemption date to May 15, 2004.

     "Make-Whole Price" means, with respect to any Note, the greater of (a) the sum of the principal amount of and Make-Whole Amount with respect to such Note, and (b) the redemption price of such note on May 15, 2004.

     "Net Income" means, with respect to any Person, the net income (or loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (or loss).

     "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but only as and when received, and any proceeds deemed to be cash or Cash Equivalents pursuant to clause (b) of the first paragraph under the caption "Asset Sales"), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof,
(ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iv) all distributions and other payments required to be made to minority interest holders of a Restricted Subsidiary or joint venture as a result of such Asset Sale, and (v) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Obligations" means any principal, interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Holder" means Apollo Advisors, L.P., a Delaware limited partnership, or any fund, investment vehicle or account managed, advised or controlled by Apollo Advisors, L.P., or any of its Affiliates.

     "Permitted Investments" means (i) any Investment in the Company or a Restricted Subsidiary of the Company; (ii) any Investment in Cash Equivalents;
(iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company and, to the extent required under the Indenture, a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales"; (v) any acquisition of assets received solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(vi) any Investment in a Similar Business (including any Investment made in any Unrestricted Subsidiaries in a Similar Business) if, after giving effect to such Investment, the aggregate amount of all Investments made after May 11, 1999 pursuant to this clause (vi) then constituting Unrestricted Investments Outstanding does not exceed the greater of (x) $75 million and (y) 7.5% of Total Consolidated Assets of the Company at the time of such Investment; (vii) contributions of Real

Estate Held for Sale to Real Estate Joint Ventures;
provided, in the case of any Investment made pursuant to this clause (vii) or the preceding clause (vi), that after giving effect to such Investment (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, and (b) the Company would, at the time of such Investment and after giving pro forma effect thereto as if such Investment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock"; and (viii) Investments received in connection with the settlement of any ordinary course obligations owed to the Company or any of its Restricted Subsidiaries.

     "Permitted Liens" means (i) Liens in favor of the Company or any of its Restricted Subsidiaries; (ii) Liens securing Senior Debt of the Company or any Restricted Subsidiary of the Company; (iii) Liens on property or Equity Interests of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets or Equity Interests other than those of the Person merged into or consolidated with the Company;
(iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits, statutory obligations, bid, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (other than contracts in respect of borrowed money and other Indebtedness); (vi) Liens existing on May 11, 1999; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore; (viii) Liens securing the Notes or any Guarantee thereof; (ix) Liens securing Permitted Refinancing Indebtedness to the extent that the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was permitted to be secured by a Lien; provided that such Liens do not extend to any assets other than those that secured the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that
(a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xi) Liens securing Capital Lease Obligations; provided that such Liens do not extend to any property or assets which are not leased property subject to such Capitalized Lease Obligation;
(xii) judgment liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, degree or order shall not have been finally terminated or the period within such proceedings may be initiated shall not have expired; (xiii) Liens securing obligations of the Company under Hedging Obligations; (xiv) purchase money Liens securing Purchase Money Obligations; provided that the related Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired pursuant to such Purchase Money Obligation; (xv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xvi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; (xvii) Liens arising from filing Uniform Commercial Code financing statements regarding leases; provided that such Liens do not extend to any property or assets which are not leased property subject to such leases or subleases; and (xviii) Liens created for the benefit of all of the Notes and/or any Guarantees thereof.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (other than Hedging Obligations and other than Indebtedness permitted to be incurred pursuant to clause (i), clause (iv) or clause (vii) of the second paragraph under "--Incurrence of Indebtedness and Issuance of Preferred Stock") of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or any Guarantee thereof, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or such Guarantee on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is an obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means an individual, limited or general partnership, corporation, limited liability company, association, unincorporated organization, trust, joint stock company, joint venture or other entity, or a government or any agency or political subdivisions thereof.

     "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Purchase Money Obligations" of any Person means any obligations of such Person or any of its Subsidiaries to any seller or any other person incurred or assumed in connection with the purchase of real or personal property to be used in the business of such person or any of its subsidiaries within 180 days of such purchase.

     "Real Estate Held for Sale" means, with respect to any Person, the real estate of such Person and its Restricted Subsidiaries classified for financial reporting purposes as Real Estate Held for Sale on May 11, 1999 or thereafter acquired as Real Estate Held for Sale.

     "Real Estate Joint Venture" means any Person engaged exclusively in the acquisition, development and operation or resale of any real estate asset or group of related real estate assets (and directly related activities).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation was in effect on the date of the Existing Note Indenture.

     "Similar Business" means any business conducted by the Company or any of its Subsidiaries as of May 11, 1999 or any other recreation, leisure and/or hospitality business including without limitation ski mountain resort operations, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or is reasonably ancillary thereto.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of at least a majority of the directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Total Consolidated Assets" means, with respect to any Person as of any date, the book value of the assets of such Person and its Restricted Subsidiaries as shown on the most recent consolidated balance sheet of such Person.

     "Treasury Rate" means, at any time of computation, the yield to maturity at such time (as compiled by and published in the most recent statistical release (or any successor release) of the Fed-eral Reserve Bank of New York, which has become publicly available at least two business days prior to the date of the redemption notice or, if such statistical release (or successor release) is no longer published, any generally recognized publicly available source of similar market data) of United States Treasury securities with a constant maturity most nearly equal to the Make-Whole Average Life; provided, however, that if the Make-Whole Average Life is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Unrestricted Investments Outstanding" means, at any time of determination, in respect of all Permitted Investments made pursuant to clause (vi) of the definition of the term Permitted Investments, the excess, if any, of (i) the sum of all Permitted Investments theretofore made by the Company or any Restricted Subsidiary on or after May 11, 1999 pursuant to clause (vi) of the definition of Permitted Investments over (ii) the amount of all cash, and the fair market value of any assets or property, distributed as dividends and distributions to the Company or a Restricted Subsidiary of the Company (to the extent that the Company does not elect to include the amount of such dividends and distributions in the computation of Consolidated Net Income pursuant to the parenthetical of clause (i) of the definition thereof at the time of determination), and all repayments of the principal amount of loans or advances, the net cash proceeds, and the fair market value of assets or property, received from sales or transfers, in respect of such Investments to the Company or any of its Restricted Subsidiaries and any other reduction made in cash of such Investments in such Person.

     "Unrestricted Subsidiary" means Boulder/Beaver, LLC, Colter Bay Corporation, Eagle Park Reservoir Company, Forest Ridge Holdings, Inc., Gros Ventre Utility Company, Jackson Lake Lodge Corporation, Jenny Lake Lodge, Inc., Mountain Thunder, Inc., Resort Technology Partners, LLC, RT Partners, Inc., SSI Venture, LLC, Vail Associates Investments, Inc. and VR Holdings, Inc. and any other Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding comply with the covenant set forth under "Transactions with Affiliates."

     "Voting Stock" of any Person as of any date means classes of the Capital Stock of such Person that is at the time entitled to vote in the election of at least a majority of the directors, managers, trustees or other governing body of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                       DESCRIPTION OF CERTAIN INDEBTEDNESS

New Credit Facility

     On November 13, 2001, we entered into a revolving Credit Facility (the "Credit Facility") to replace our existing Credit Facility. Our subsidiary, The Vail Corporation, is the borrower under the Credit Facility, with Bank of America, N.A., as agent (the "Agent"), certain other financial institutions, as lenders, and Banc of America Securities LLC. The Credit Facility provides for debt financing up to an aggregate principal amount of $421.0 million. The proceeds of the loans made under the Credit Facility may be used to fund our working capital needs, capital expenditures, permitted investments and other general corporate purposes, including the issuance of letters of credit.

     Borrowings under the Credit Facility bear interest annually at the borrower's option at the rate of (i) LIBOR (the London interbank offered rate for a given interest period) plus a margin (ranging from 1.50% to 2.50%) or (ii) the Base Rate (defined as the higher of the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 0.50%, or the Agent's prime lending rate) plus a margin of up to 0.75%. In addition, the borrower must pay a fee on the face amount of each commercial letter of credit equal to 1/8 of 1.0% of the actual daily available amount under each such letter of credit and for each standby letter of credit the borrower must pay a rate equal to the applicable margin for LIBOR loans times the actual daily amount available to be drawn under such letter of credit. The borrower must also pay a quarterly unused commitment fee ranging from 0.35% to 0.50%. The interest margins and fees described in this paragraph fluctuate based upon the ratio of Funded Debt (as defined) to Adjusted EBITDA (as defined). The Credit Facility terminates on November 13, 2004.

     The Vail Corporation's obligations under the Credit Facility are guaranteed by us and certain of our subsidiaries. In addition, The Vail Corporation's obligations under the Credit Facility are secured by a pledge of all of the capital stock of The Vail Corporation and substantially all of its subsidiaries.

     The Credit Facility contains various covenants that limit, among other things, subject to certain exceptions, indebtedness, liens, transactions with affiliates, loans, advances and investments, acquisitions, mergers, and dissolutions, sales of assets, management fees and distributions and certain other business activities. The Credit Facility also contains certain financial covenants, including Funded Debt to Adjusted EBITDA, Senior Debt to EBITDA, a Minimum Fixed Charge Coverage Ratio, an Interest Coverage Ratio and limitations on the types and amounts of Capital Expenditures (each as defined in the Credit Facility).

Industrial Revenue Bonds

     Pursuant to an indenture (the "IRB Indenture") dated as of April 1, 1998, between Eagle County, Colorado, as issuer (the "IRB Issuer"), and U.S. Bank National Association, as trustee (the "IRB Trustee"), $41.2 million aggregate principal amount of industrial revenue bonds (the "IRBs") were issued for the purpose of providing funds to The Vail Corporation d/b/a Vail Associates, Inc. ("VAI") to refinance certain existing industrial revenue bonds. Pursuant to a financing agreement (the "IRB Agreement") dated as of April 1, 1998, among the IRB Issuer and VAI, the IRB Issuer loaned to VAI the proceeds of the issuance of the IRBs and VAI agreed to make payments in the aggregate amount, bearing interest at rates and payable at times, corresponding to the principal amount of, interest rates on and due dates under the IRBs. The obligations of VAI under the IRB Indenture, the IRB Agreement and the IRBs are secured by certain multi-party agreements between VAI, the IRB Trustee and the U.S. Forest Service (the "Permit Agreements") relating to the Vail Mountain and Beaver Creek Mountain Forest Service Permits (the "Permits"). The Permit Agreements provide that the U.S. Forest Service will cooperate with the IRB Trustee in obtaining a new holder of the Permits (acceptable to the U.S. Forest Service in its sole discretion) in the event of a default by VAI with respect to its obligations under the IRBs. However, the Permit Agreements expressly provide that no security interest is created in or collateral assignment made with respect to the Permits.

     The IRBs mature, subject to prior redemption, on August 1, 2019. The IRBs bear interest at the rate of 6.95% per annum, with interest payable semi-annually on February 1 and August 1. The IRBs are subject to redemption at the option of VAI, at any time and from time to time on or after August 1, 2008, and are subject to mandatory redemption if interest payments on the IRBs lose their tax exempt status. Furthermore, in the event that VAI or one of its affiliates incurs additional indebtedness with (1) senior or superior rights to the Permits or (2) equivalent rights with respect to the Permits above an aggregate principal amount of $250,000,000 (including the unpaid principal amount of the IRBs) the IRBs will bear an interest rate of 7.45% per annum or, under certain limited circumstances, may be subject to mandatory redemption.

     We also have indebtedness in connection with $22.0 million of outstanding industrial revenue bonds which we assumed in connection with our acquisition of Keystone and Breckenridge. These IRBs consist of two series of refunding bonds which were originally issued to finance the cost of sports and recreational facilities at Keystone. The Series 1990 Sports Facilities Refunding Revenue Bonds have an aggregate outstanding principal amount of $19.0 million. The principal matures in installments in 2006 and 2008. These bonds bear interest at a rate of 7.75% for bonds maturing in 2006 and 7.875% for bonds maturing in 2008. The Series 1991 Sports Facilities Refunding Revenue Bonds have an aggregate outstanding principal amount of $3 million and bear interest at 7.125% for bonds maturing in 2002 and 7.375% for bonds maturing in 2010.

SSI Venture Credit Facility

     SSI Venture has a credit facility that provides debt financing up to an aggregate principal amount of $25 million. The SSI Venture Credit Facility consists of (i) a $15 million Tranche A Revolving Credit Facility and (ii) a $10 million Tranche B Term Loan Facility (of which $7.3 million was outstanding as of October 31, 2001). The SSI Venture Credit Facility matures on the earlier of December 31, 2003 or the termination date of the Credit Facility discussed above. The Vail Corporation guarantees the SSI Venture Credit Facility. Minimum amortization under the Tranche B Term Loan Facility is $1 million in each of fiscal 2002 and 2003 and the outstanding due on the termination date. The SSI Venture Credit Facility bears interest annually at the rates prescribed above for the Credit Facility. SSI Venture also pays a quarterly unused commitment fee at the same rates as the unused commitment fee for the Credit Facility.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of 30 days after effectiveness of the exchange offer registration statement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. By acceptance of the exchange offer, each broker-dealer that receives exchange notes pursuant to the exchange offer hereby agrees to notify us prior to using this prospectus in connection with the sale or transfer of exchange notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements herein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to such broker-dealer.

     For a period of 30 days after effectiveness of the exchange offer registration statement, we will promptly upon request send additional copies of this prospectus and any amendment or supplement thereto to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of any one special counsel for the Holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Notes participating in the exchange offer (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

     The following is a discussion of certain U.S. federal income tax and estate tax consequences of the ownership and disposition of the exchange notes by holders who acquired the exchange notes in the exchange offer. For purposes of this discussion, a "U.S. Holder" is a Holder that is for U.S. federal income tax purposes an individual who is a citizen or resident of the United States, a corporation that is organized in or under the laws of the United States or any state thereof, an estate the income of which is includable in gross income for U.S. tax purposes regardless of its source or, a trust (1) the administration of which is subject to the primary supervision of a United States court and as to which one or more United States persons have the authority to control all substantial decisions of the trust or (2) which has made a valid election to be treated as a U.S. person. A "Non-U.S. Holder" is a Holder that for U.S. federal income tax purposes is a non-resident alien or a corporation, estate or trust that is not a U.S. Holder. For United States federal income tax purposes, income earned through a foreign or domestic partnership or similar entity is generally attributed to the entity's owners. This summary applies only to exchange notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). It does not discuss all of the tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as tax-exempt organizations, dealers in securities or foreign currencies, financial institutions, partnerships or other pass-through entities, life insurance companies, or regulated investment companies, or to holders whose functional currency is not the United States dollar or who hold the exchange notes as part of a synthetic security, conversion transaction, or certain "straddle" or hedging transactions.

     The U.S. federal income tax and estate tax considerations set forth below are based upon the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those presented below.

     Exchange Offer. The exchange of outstanding notes for exchange notes will not be a taxable event for federal income tax purposes. A holder will not be recognize any taxable gain or loss as a result of exchanging outstanding notes for exchange notes, and the holder will have the same tax basis and holding period in the exchange notes as he had in the outstanding notes immediately before exchange.

U.S. Holders

     Stated Interest. Stated interest on an exchange note will be taxable to a U.S. Holder as ordinary interest income in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

     Original Issue Discount. The outstanding notes were issued with OID for U.S. federal income tax purposes. Because the exchange notes will be treated as a continuation of the U.S. Holder's investment in the outstanding notes, the exchange notes will also be considered as issued with OID. OID is the excess of
(i) the stated redemption price at maturity of a note over (ii) its issue price. The amount of OID is deemed to be zero if such excess is less than a de minimis amount (generally 1/4 of 1% of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date).

     The "stated redemption price at maturity" of a note is the sum of all payments provided by the instrument, other than qualified stated interest. The "issue price" of a note is the first price at which a substantial amount of the notes are sold to the public (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers). The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. The stated interest payable on the exchange notes will be qualified stated interest and the amount of OID on the exchange notes will not be de minimis.

     Since the exchange notes will be issued with OID in excess of a de minimis amount, a U.S. Holder will be required to include OID in gross income as ordinary interest as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder's regular method of accounting. In general, the amount of OID included in income by the holder of a note is the sum of the daily portions of OID for each day during the taxable year (or portion of the taxable year) on which such holder held such note, including the purchase date and excluding the disposition date. The "daily portion" is determined by allocating the OID for an accrual period equally to each day in that accrual period. The "accrual period" for a note may be of any length and may vary in length over the term of a note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or final day of an accrual period.

     The amount of OID for an accrual period is generally equal to the excess of
(i) the product of the note's adjusted issue price at the beginning of such accrual period and its yield to maturity over (ii) the qualified stated interest allocable to such accrual period. The "adjusted issue price" of a note at the beginning of any accrual period is the sum of the issue price of the note plus the amount of OID allocable to all prior accrual periods minus the amount of any prior payments on the note (other than payments of qualified stated interest). Under those rules, a U.S. Holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods. The "yield to maturity" of a note is the discount rate that, when used in computing the present value of all payments to be made on a note, produces an amount equal to the issue price of the note.

     Sale, Exchange or Redemption of a Note. A U.S. Holder will recognize gain or loss, if any, on the sale, redemption or other taxable disposition of an exchange note in an amount equal to the difference, if any, between the U.S. Holder's adjusted tax basis in the exchange note and the amount received therefor (other than amounts attributable to accrued and unpaid interest on the notes, which will be taxable as ordinary income unless previously included in income). A U.S. Holders adjusted tax basis in a exchange note generally will equal the cost of the outstanding Note which it was exchanged to the U.S. Holder increased by any OID included in income through the date of disposition and decreased by any payments received on the notes (other than payments of qualified stated interest). Subject to the market discount rules noted under "--U.S. Holders--Market Discount and Bond Premium" below, gain or loss, if any, recognized on the sale, redemption or other taxable disposition of a exchange note generally should be long-term capital gain or loss if the exchange note was held as a capital asset and was held for more than one year as of the date of disposition.

     Market Discount and Acquisition Premium. If a U.S. Holder acquires an note (or purchased an outstanding Note for which the exchange not was exchanged subsequent to its original issuance) and the note's adjusted issue price at the time of purchase exceeds the U.S. Holder's initial tax basis in the note by more than a de minimis amount, the U.S. Holder will be treated as having acquired the note at a "market discount" equal to such excess. In addition, if a U.S. Holder's initial tax basis in a note exceeds the adjusted issue price of the note, the U.S. Holder will generally be treated as having acquired the note with "premium" or "acquisition premium" in an amount equal to such excess. U.S. Holders should consult their tax advisors regarding the existence, if any, and the tax consequences of market discount, premium and acquisition premium.

     Backup Withholding and Information Reporting. A U.S. Holder of an note may be subject to information reporting and possible backup withholding. If applicable, backup withholding would apply at a rate of 30.5% (30% after December 31, 2001 and subject to periodic reductions through 2006) with respect to interest on (including OID), or the proceeds of a sale, exchange, redemption, retirement, or other disposition of, such exchange note, unless such U.S. Holder
(i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable backup withholding rules.

     We will furnish annually to the IRS and to record holders of the notes (to whom it is required to furnish such information) information relating to the amount of OID and interest, as applicable.

Non-U.S. Holders

     The Exchange Notes. The payment of interest (including OID) on an exchange note will generally not be subject to U.S. federal income tax (or to withholding of tax), if (1) the interest and/or OID is not effectively connected with the conduct of a trade or business within the United States or, if a tax treaty applies, the interest is not attributable to a permanent establishment or fixed base in the United States, (2) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (3) the Non-U.S. Holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership and (4) either (i) the beneficial owner of the exchange note certifies to us or our agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address on U.S. Treasury Form W-8 BEN (or on a suitable substitute form) or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the exchange note certifies under penalties of perjury that such a Form W-8 BEN (or suitable substitute form) has been received from the beneficial owner or a qualified intermediary by it and furnishes the payer with a copy thereof.

     A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized in connection with the sale, exchange, retirement, or other disposition of an exchange note, unless (i) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (or, if a tax treaty applies, the gain is attributable to a permanent establishment or a fixed base in the United States); (ii) in the case of a Non-U.S. Holder who is an individual and holds the exchange note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the disposition and either (a) has a "tax home" for United States federal income tax purposes in the United States or (b) has an office or other fixed place of business in the United States to which the gain is attributable; or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of United States federal income tax laws applicable to certain United States expatriates.

     An exchange note held directly by an individual who, at the time of death, is not a citizen or resident of the United States should not be includable in such individual's gross estate for U.S. estate tax purposes as a result of such individual's death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and, at the time of the individual's death, if payments with respect to such exchange note would not have been effectively connected with the conduct by such individual of a trade or business in the United States. Even if the exchange note was includable in the gross estate under the foregoing rules, the exchange note may be excluded under the provisions of an applicable estate tax treaty.

     Backup Withholding and Information Reporting. We must report annually to the IRS and to each Non-U.S. Holder the amount of interest paid on an exchange note, regardless of whether withholding was required, and any tax withheld with respect to the interest. Under the provisions of an income tax treaty and other applicable agreements, copies of these information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides.

     Interest payments on the exchange notes made by us or any paying agent of ours to Non-U.S. Holders generally will not be subject to "backup withholding" if the certification described under "--Non-U.S. Holders--The Exchange Notes" above is received or an exemption is otherwise established, provided in each case that the payer does not have actual knowledge that the holder is a U.S. Holder.

     Payment of proceeds from a sale of an exchange note to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding. Payment outside the United States of the proceeds of the sale of an exchange note to or through a foreign office of a "broker" (as defined in applicable U.S. Treasury Regulations) should not be subject to information reporting or backup withholding, except that if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes or a foreign person 50% or more of whose gross income is from a U.S. trade or business, information reporting should apply to such payment unless the broker has documentary evidence in its records that the beneficial owner is not a U.S. Holder and certain other conditions are met or the beneficial owner otherwise establishes an exemption.

     THE U.S. FEDERAL INCOME TAX AND ESTATE TAX DISCUSSION SET FORTH ABOVE IS INTENDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO A PARTICULAR HOLDER'S SITUATION. PERSONS CONSIDERING A PURCHASE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL OR FOREIGN

LAWS AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES (POSSIBLY INCLUDING RETROACTIVE CHANGES) IN U.S. FEDERAL AND OTHER TAX LAWS.

                                  LEGAL MATTERS

     Certain legal matters with respect to the exchange notes and the guarantees will be passed upon for us by Cahill Gordon & Reindel, New York, New York and by Martha D. Rehm, Esq., General Counsel to the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements of Vail Resorts, Inc. and subsidiaries as of July 31, 2001 and 2000, included in our Annual Report on Form 10-K incorporated by reference herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, which is incorporated by reference in reliance upon the authority of said firm as experts in giving said report.

--------------------------------------------------------------------------------









                                  $160,000,000


                               VAIL RESORTS, INC.



               Exchange Offer for $160,000,000 Aggregate Principal
              Amount of 8 3/4% Senior Subordinated Notes due 2009



                                 --------------

                                   PROSPECTUS

                                 --------------




                                     , 2002




--------------------------------------------------------------------------------
We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus is current as of , 2002.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the registrant under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     The Company's Restated Certificate of Incorporation (the "Certificate") provides that to the fullest extent permitted by Delaware law or another applicable law, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, liability of a director may not be limited
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Certificate is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Restated Bylaws (the "Bylaws") provide that the Company shall indemnify its directors, officers and employees to the fullest extent permitted by applicable law.

     The Bylaws provide that the Company may indemnify any person who is or was involved in any manner or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action, suit or proceeding by or in the right of the registrant to procure a judgment in its town), by reason of the fact that he is or was or had agreed to become a director, officer or employee of the registrant or is or was or had agreed to become at the request of the board or an officer of the registrant a director, officer or employee of another corporation, partnership, joint venture, trust or other entity against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENTS INDEX.

         (a)  Exhibits:

Exhibit No.             Description

     3.1 Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware (Incorporated by reference to Exhibit 3.1 of the Registration Statement of Form S-4 of Gillett Holdings, Inc. (Registration No. 33-52854) including all amendments thereto.)

     3.2 Amended and Restated By-Laws (Incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-4 of Gillett Holdings, Inc. (Registration No. 33-52854) including all amendments thereto.).

     4.1* Purchase Agreement, dated as of November 16, 2001 among Vail Resorts,
          Inc., the guarantors named on Schedule I thereto, and Deutsche Banc Alex. Brown, Banc of America Securities LLC, Bear, Stearns & Co. Inc., CIBC World Markets and Fleet Securities, Inc.

     4.2* Indenture, dated as of November 21, 2001 among Vail Resorts, Inc., the guarantors named therein and The Bank of New York, as trustee.

     4.3* First Supplemental Indenture, dated as of January 16, 2002, to
          Indenture dated as of November 21, 2001 among Vail Resorts, Inc., the guarantors named therein and The Bank of New York, as trustee.

     4.4* Form of Global Note (included in Exhibit 4.2).

     4.5* Registration Rights Agreement, dated as of November 21, 2001 among
          Vail Resorts, Inc., the guarantors signatory thereto and Deutsche Banc Alex. Brown, Banc of America Securities LLC, Bear, Stearns & Co. Inc., CIBC World Markets and Fleet Securities, Inc.

     5.1* Opinion of Cahill Gordon & Reindel as to the legality of the Exchange
          Notes and the Guarantees of certain of the Guarantors.

     5.2* Opinion of General Counsel to the Company as to the legality of the Exchange Notes and the Guarantees of certain of the Guarantors.

     12.1* Computation of Ratio of Earnings to Fixed Charges.

     23.1* Consent of Arthur Andersen LLP, independent public accountants.

     23.2* Consent of Cahill Gordon & Reindel (included in Exhibit 5.1)

     23.3 Consent of General Counsel to the Company (included in Exhibit 5.2)

     24.1* Power of Attorney (set forth on the signature pages to this Registration Statement).

     25.1* Statement regarding eligibility of Trustee on Form T-1.

     99.1** Form of Letter of Transmittal.

     99.2** Form of Notice of Guaranteed Delivery.


-----------------------------

*  Filed Herewith

** To be filed by Amendment

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrants hereby undertake that:

     (a) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

     (e) To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                              VAIL RESORTS, INC.


                              By:    /s/ James P. Donohue
                                     -------------------------------------------
                                     Name:    James P. Donohue
                                     Title:   Chief Financial Officer and
                                                  Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board, Chief Executive         January 18, 2002
---------------------------------------     Officer and Director
             Adam M. Aron

          /s/ Andrew P. Daly                President and Director                         January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President and Chief Financial      January 18, 2002
---------------------------------------     Officer
           James P. Donohue

                                            Director
---------------------------------------
           Antony P. Ressler

         /s/ Bruce H. Spector               Director                                       January 18, 2002
---------------------------------------
           Bruce H. Spector



                                      S-1

          /s/ Craig M. Cogut                Director                                       January 18, 2002
---------------------------------------
            Craig M. Cogut

           /s/ Frank Biondi                 Director                                       January 18, 2002
---------------------------------------
             Frank Biondi

                                            Director
---------------------------------------
            James S. Tisch

           /s/ John F. Sorte                Director                                       January 18, 2002
---------------------------------------
             John F. Sorte

         /s/ John J. Ryan III               Director                                       January 18, 2002
---------------------------------------
           John J. Ryan III

         /s/ Joe R. Micheletto              Director                                       January 18, 2002
---------------------------------------
           Joe R. Micheletto

                                            Director
---------------------------------------
             Leon D. Black

           /s/ Marc J. Rowan                Director                                       January 18, 2002
---------------------------------------
             Marc J. Rowan

          /s/ Robert A. Katz                Director                                       January 18, 2002
---------------------------------------
            Robert A. Katz

        /s/ Stephen C. Hilbert              Director                                       January 18, 2002
---------------------------------------
          Stephen C. Hilbert

           /s/ Thomas H. Lee                Director                                       January 18, 2002
---------------------------------------
             Thomas H. Lee

          /s/ William L. Mack               Director                                       January 18, 2002
---------------------------------------
            William L. Mack

          /s/ William Stiritz               Director                                       January 18, 2002
---------------------------------------
            William Stiritz


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                              BEAVER CREEK ASSOCIATES, INC.


                              By:    /s/ James P. Donohue
                                     -------------------------------------------
                                     Name:    James P. Donohue
                                     Title:   Sr. Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board and Director             January 18, 2002
---------------------------------------
             Adam M. Aron

          /s/ Andrew P. Daly                President and Director                         January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President and Director             January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                            BEAVER CREEK CONSULTANTS, INC.


                            By:    /s/ James P. Donohue
                                   ---------------------------------------------
                                   Name:    James P. Donohue
                                   Title:   Sr. Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board and Director             January 18, 2002
---------------------------------------
             Adam M. Aron

          /s/ Andrew P. Daly                President and Director                         January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President and Director             January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                             BEAVER CREEK FOOD SERVICES, INC.


                             By:    /s/ James P. Donohue
                                    --------------------------------------------
                                    Name:    James P. Donohue
                                    Title:   Sr. Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ John Garnsey                 Chairman of the Board, President and Director  January 18, 2002
---------------------------------------
             John Garnsey

         /s/ James P. Donohue               Senior Vice President and Director             January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                          BRECKENRIDGE RESORT PROPERTIES, INC.


                          By:    /s/ James P. Donohue
                                 -----------------------------------------------
                                 Name:    James P. Donohue
                                 Title:   Sr. Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
         /s/ James P. Thompson              President and Director                         January 18, 2002
---------------------------------------
           James P. Thompson

           /s/ Eric Thompson                Director                                       January 18, 2002
---------------------------------------
             Eric Thompson

         /s/ Alex Iskenderian               Director                                       January 18, 2002
---------------------------------------
           Alex Iskenderian

         /s/ James P. Donohue               Senior Vice President                          January 18, 2002
---------------------------------------
           James P. Donohue



                                      S-6




         /s/ Martha Dugan Rehm              Senior Vice President                          January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                          COMPLETE TELECOMMUNICATIONS, INC.


                          By:    /s/ James P. Donohue
                                 -----------------------------------------------
                                 Name:    James P. Donohue
                                 Title:   Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
         /s/ James P. Donohue               Chairman of the Board, Vice President and      January 18, 2002
---------------------------------------     Director
           James P. Donohue

          /s/ R. Keith Gwinn                President and Director                         January 18, 2002
---------------------------------------
            R. Keith Gwinn

         /s/ Nanci N. Northway              Vice President and Director                    January 18, 2002
---------------------------------------
           Nanci N. Northway

         /s/ Martha Dugan Rehm              Vice President and Director                    January 18, 2002
---------------------------------------
           Martha Dugan Rehm

                                            Director
---------------------------------------
              John Uhley


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                             GHTV, INC.


                             By:    /s/ James P. Donohue
                                    --------------------------------------------
                                    Name:    James P. Donohue
                                    Title:   Chief Financial Officer and
                                                 Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
          /s/ Andrew P. Daly                Chairman of the Board, President and Director  January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Chief Financial Officer and Director           January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm

           /s/ Adam M. Aron                 Director                                       January 18, 2002
---------------------------------------
             Adam M. Aron



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                                GILLETT BROADCASTING, INC.


                                By:    /s/ James P. Donohue
                                       -----------------------------------------
                                       Name:    James P. Donohue
                                       Title:   Chief Financial Officer and
                                                    Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
          /s/ Andrew P. Daly                Chairman of the Board, President and Director  January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Chief Financial Officer and Director           January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm

           /s/ Adam M. Aron                 Director                                       January 18, 2002
---------------------------------------
             Adam M. Aron


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                                 GRAND TETON LODGE COMPANY


                                 By:    /s/ James P. Donohue
                                        ----------------------------------------
                                        Name:    James P. Donohue
                                        Title:   Sr. Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board and Director             January 18, 2002
---------------------------------------
             Adam M. Aron

          /s/ Andrew P. Daly                President and Director                         January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President and Director             January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                          JACKSON HOLE GOLF & TENNIS CLUB, INC.


                          By:    /s/ James P. Donohue
                                 ----------------------------------------------
                                 Name:    James P. Donohue
                                 Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board and Director             January 18, 2002
---------------------------------------
             Adam M. Aron

          /s/ Andrew P. Daly                President and Director                         January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President and Director             January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                              JHL&S, LLC.


                              By:    /s/ James P. Donohue
                                     ------------------------------------------
                                     Name:    James P. Donohue
                                     Title:   Chief Financial Officer and
                                                  Chief Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Manager                                        January 18, 2002
---------------------------------------
             Adam M. Aron

           /s/ Clayton James                Manager                                        January 18, 2002
---------------------------------------
             Clayton James

                                            Manager
---------------------------------------
             Joseph Byron

                                            Manager
---------------------------------------
             Jerry Johnson

                                            Manager and Chief Executive Officer for SEC    January 18, 2002
          /s/ Andrew P. Daly                purposes
---------------------------------------
            Andrew P. Daly

                                            Chief Financial Officer and Chief Accounting   January 18, 2002
         /s/ James P. Donohue               Officer for SEC purposes
---------------------------------------
           James P. Donohue

                                            Senior Vice President for SEC purposes         January 18, 2002
         /s/ Martha Dugan Rehm
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                               KEYSTONE CONFERENCE SERVICES, INC.


                               By:    /s/ James P. Donohue
                                      ------------------------------------------
                                      Name:    James P. Donohue
                                      Title:   Sr. Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
          /s/ Andrew P. Daly                Chairman of the Board, President and Director  January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President and Director             January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm

          /s/ John W. Rutter                Senior Vice President and Director             January 18, 2002
---------------------------------------
            John W. Rutter



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                              KEYSTONE DEVELOPMENT SALES, INC.


                              By:    /s/ James P. Donohue
                                     -------------------------------------------
                                     Name:    James P. Donohue
                                     Title:   Sr. Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board and Director             January 18, 2002
---------------------------------------
             Adam M. Aron

          /s/ Andrew P. Daly                President and Director                         January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President                          January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President                          January 18, 2002
---------------------------------------
           Martha Dugan Rehm

         /s/ James P. Thompson              Director                                       January 18, 2002
---------------------------------------
           James P. Thompson



                                      S-15

          /s/ John W. Rutter                Senior Vice President and Director             January 18, 2002
---------------------------------------
            John W. Rutter


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                               KEYSTONE FOOD & BEVERAGE COMPANY


                               By:    /s/ James P. Donohue
                                      ------------------------------------------
                                      Name:    James P. Donohue
                                      Title:   Sr. Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
          /s/ John W. Rutter                Chairman of the Board, President and Director  January 18, 2002
---------------------------------------
            John W. Rutter

         /s/ James P. Donohue               Senior Vice President and Director             January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                            KEYSTONE RESORT PROPERTY MANAGEMENT, INC.


                            By:    /s/ James P. Donohue
                                   ---------------------------------------------
                                   Name:    James P. Donohue
                                   Title:   Sr. Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board and Director             January 18, 2002
---------------------------------------
             Adam M. Aron

          /s/ Andrew P. Daly                President and Director                         January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President                          January 18, 2002
---------------------------------------
           James P. Donohue

          /s/ John W. Rutter                Senior Vice President and Director             January 18, 2002
---------------------------------------
            John W. Rutter

         /s/ James P. Thompson              Director                                       January 18, 2002
---------------------------------------
           James P. Thompson

                                      S-18

         /s/ Martha Dugan Rehm              Senior Vice President                          January 18, 2002
---------------------------------------
           Martha Dugan Rehm



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                           LARKSPUR RESTAURANT & BAR, LLC


                           By:    /s/ James P. Donohue
                                  ----------------------------------------------
                                  Name:    James P. Donohue
                                  Title:   Chief Financial Officer and
                                           Chief Accounting Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
          /s/ William Jensen                Manager                                        January 18, 2002
---------------------------------------
            William Jensen

           /s/ Marla Steele                 Manager                                        January 18, 2002
---------------------------------------
             Marla Steele

          /s/ Federick Smith                Manager                                        January 18, 2002
---------------------------------------
            Federick Smith

                                            Manager and President
---------------------------------------
          Thomas Salamunovich

                                            Manager
---------------------------------------
             Kevin Deighan

                                            Manager
---------------------------------------
             Dave Ferguson

           /s/ Chris Jarnot                 Manager                                        January 18, 2002
---------------------------------------
             Chris Jarnot

          /s/ Andrew P. Daly                Chief Executive Officer for SEC Purposes       January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Chief Financial Officer and Chief Accounting   January 18, 2002
---------------------------------------     Officer for SEC Purposes
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President for SEC Purposes         January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                           LODGE PROPERTIES, INC.


                           By:    /s/ James P. Donohue
                                  ----------------------------------------------
                                  Name:    James P. Donohue
                                  Title:   Sr. Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board and Director             January 18, 2002
---------------------------------------
             Adam M. Aron

          /s/ Andrew P. Daly                President and Director                         January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President and Director             January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                               LODGE REALTY, INC.


                               By:    /s/ James P. Donohue
                                      ------------------------------------------
                                      Name:    James P. Donohue
                                      Title:   Sr. Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board and Director             January 18, 2002
---------------------------------------
             Adam M. Aron

                                            President and Director                         January 18, 2002
         /s/ James P. Thompson
---------------------------------------
           James P. Thompson

                                            Senior Vice President and Director             January 18, 2002
         /s/ James P. Donohue
---------------------------------------
           James P. Donohue

                                            Senior Vice President and Director             January 18, 2002
         /s/ Martha Dugan Rehm
---------------------------------------
           Martha Dugan Rehm

                                            Vice President and Director
---------------------------------------
         Victor Charles Viola




                                      S-22





                                            Director                                       January 18, 2002
          /s/ Andrew P. Daly
---------------------------------------
            Andrew P. Daly


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                             PROPERTY MANAGEMENT ACQUISITION CORP., INC.


                             By:    /s/ James P. Donohue
                                    --------------------------------------------
                                    Name:    James P. Donohue
                                    Title:   Sr. Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
          /s/ Andrew P. Daly                Chairman of the Board President and Director   January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President, and Director            January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                             VA RANCHO MIRAGE RESORT, L.P.


                             By:    /s/ James P. Donohue
                                    --------------------------------------------
                                    Name:    James P. Donohue
                                    Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----

         /s/ Martha Dugan Rehm              General Partner                                January 18, 2002
---------------------------------------
VA Rancho Mirage I, Inc.
By its Authorized Officer
Martha Dugan Rehm

         /s/ Martha Dugan Rehm              Limited Partner                                January 18, 2002
---------------------------------------
VA Rancho Mirage II, Inc.
By its Authorized Officer
Martha Dugan Rehm

           /s/ Adam M. Aron                 Chairman and President                         January 18, 2002
---------------------------------------
             Adam M. Aron




                                      S-25




          /s/ Andrew P. Daly                Director and Senior Vice President             January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Director , Senior Vice President and           January 18, 2002
---------------------------------------     Assistant Treasurer
           James P. Donohue

         /s/ Martha Dugan Rehm              Director and Senior Vice President             January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                             ROCKRESORTS CASA MADRONA, LLC
                             By:    ROCKRESORTS INTERNATIONAL, LLC


                             By:    /s/ James P. Donohue
                                    --------------------------------------------
                                    Name:    James P. Donohue
                                    Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
         /s/ James P. Donohue               Manager                                        January 18, 2002
---------------------------------------
Rockresorts International, LLC
By:   James P. Donohue
      Senior Vice President

          /s/ Edward E. Mace                President and Chief Executive Officer          January 18, 2002
---------------------------------------
            Edward E. Mace

         /s/ James P. Donohue               Senior Vice President                          January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President                          January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                           ROCKRESORTS CHEECA, LLC
                           By:    ROCKRESORTS INTERNATIONAL, LLC


                           By:    /s/ James P. Donohue
                                  ----------------------------------------------
                                  Name:    James P. Donohue
                                  Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
         /s/ James P. Donohue               Manager                                        January 18, 2002
---------------------------------------
Rockresorts International, LLC
By: James P. Donohue
      Senior Vice President

          /s/ Edward E. Mace                President and Chief Executive Officer          January 18, 2002
---------------------------------------
            Edward E. Mace

         /s/ James P. Donohue               Senior Vice President                          January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President                          January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                          ROCKRESORTS EQUINOX, INC.


                          By:    /s/ James P. Donohue
                                 -----------------------------------------------
                                 Name:    James P. Donohue
                                 Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
          /s/ Edward E. Mace                President and Chief Executive Officer          January 18, 2002
---------------------------------------
            Edward E. Mace

           /s/ Janice McGill                Director                                       January 18, 2002
---------------------------------------
             Janice McGill

         /s/ John Alexopolous               Director                                       January 18, 2002
---------------------------------------
           John Alexopolous

         /s/ James P. Donohue               Senior Vice President                          January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President                          January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                            ROCKRESORTS INTERNATIONAL, LLC


                            By:    /s/ James P. Donohue
                                   ---------------------------------------------
                                   Name:    James P. Donohue
                                   Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Class "A" Manager                              January 18, 2002
---------------------------------------
        Adam M. Aron, Chairman

          /s/ Andrew P. Daly                Class "A" Manager                              January 18, 2002
---------------------------------------
            Andrew P. Daly

            /s/ Robert Katz                 Class "A" Manager                              January 18, 2002
---------------------------------------
              Robert Katz

         /s/ James P. Donohue               Class "A" Manager and Senior Vice President    January 18, 2002
---------------------------------------
           James P. Donohue




                                      S-30




            /s/ Edward Mace                 Class "A" Manager, Chief Executive Officer     January 18, 2002
---------------------------------------     and President
              Edward Mace

                                            Class "B" Manager
---------------------------------------
           David B. Deniger

                                            Class "B" Manager
---------------------------------------
          Clark W. Hanraltie

                                            Class "B" Manager
---------------------------------------
            Robert S. Riggs

         /s/ Martha Dugan Rehm              Senior Vice President                          January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                              ROCKRESORTS LAPOSADA, LLC


                              By:    /s/ James P. Donohue
                                     -------------------------------------------
                                     Name:    James P. Donohue
                                     Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
         /s/ James P. Donohue               Manager                                        January 18, 2002
---------------------------------------
Rockresorts International, LLC
By:   James P. Donohue
      Senior Vice President

          /s/ Edward E. Mace                President and Chief Executive Officer          January 18, 2002
---------------------------------------
            Edward E. Mace

         /s/ James P. Donohue               Senior Vice President                          January 18, 2002
---------------------------------------
           James P. Donohue

          /s/ Martha D. Rehm                Senior Vice President                          January 18, 2002
---------------------------------------
             Martha D.Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                              ROCKRESORTS LLC
                              By:    ROCKRESORTS INTERNATIONAL, LLC


                              By:    /s/ James P. Donohue
                                     -------------------------------------------
                                     Name:    James P. Donohue
                                     Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
         /s/ James P. Donohue               Manager                                        January 18, 2002
---------------------------------------
Rockresorts International, LLC
By:   James P. Donohue
      Senior Vice President

          /s/ Edward E. Mace                President and Chief Executive Officer          January 18, 2002
---------------------------------------
            Edward E. Mace

         /s/ James P. Donohue               Senior Vice President                          January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President                          January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                              ROCKRESORTS ROSARIO, LLC
                              By:    ROCKRESORTS INTERNATIONAL, LLC


                              By:    /s/ James P. Donohue
                                     -------------------------------------------
                                     Name:    James P. Donohue
                                     Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
         /s/ James P. Donohue               Manager                                        January 18, 2002
---------------------------------------
Rockresorts International, LLC
By:   James P. Donohue
      Senior Vice President

          /s/ Edward E. Mace                President and Chief Executive Officer          January 18, 2002
---------------------------------------
            Edward E. Mace

         /s/ James P. Donohue               Senior Vice President                          January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President                          January 18, 2002
---------------------------------------
           Martha Dugan Rehm



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                              TETON HOSPITALITY SERVICES, INC.


                              By:    /s/ James P. Donohue
                                     -------------------------------------------
                                     Name:    James P. Donohue
                                     Title:   Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Director                                       January 18, 2002
---------------------------------------
             Adam M. Aron

            /s/ Andrew Daly                 President and Director                         January 18, 2002
---------------------------------------
              Andrew Daly

         /s/ James P. Donohue               Vice President and Director                    January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Vice President and Director                    January 18, 2002
---------------------------------------
           Martha Dugan Rehm



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                              VAIL/ARROWHEAD, INC.


                              By:    /s/ James P. Donohue
                                     -------------------------------------------
                                     Name:    James P. Donohue
                                     Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board and Director             January 18, 2002
---------------------------------------
             Adam M. Aron

         /s/ James P. Thompson              President and Director                         January 18, 2002
---------------------------------------
           James P. Thompson

         /s/ James P. Donohue               Senior Vice President and Director             January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm





                                      S-36




          /s/ Andrew P. Daly                Director                                       January 18, 2002
---------------------------------------
            Andrew P. Daly



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                             VAIL ASSOCIATES CONSULTANTS, INC.


                             By:    /s/ James P. Donohue
                                    --------------------------------------------
                                    Name:    James P. Donohue
                                    Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                    Title                                         Date
---------                                    -----                                         ----
           /s/ Andrew P. Daly                Chairman of the Board, President and          January 18, 2002
----------------------------------------     Director
             Andrew P. Daly

            /s/ Adam M. Aron                 Director                                      January 18, 2002
----------------------------------------
              Adam M. Aron

          /s/ James P. Donohue               Senior Vice President and Director            January 18, 2002
----------------------------------------
            James P. Donohue

         /s/ Martha Dugan Rehm               Senior Vice President                         January 18, 2002
----------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                                VAIL ASSOCIATES HOLDINGS, LTD.


                                By:    /s/ James P. Donohue
                                       -----------------------------------------
                                       Name:    James P. Donohue
                                       Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board and Director             January 18, 2002
---------------------------------------
             Adam M. Aron

         /s/ James P. Thompson              President and Director                         January 18, 2002
---------------------------------------
           James P. Thompson

         /s/ James P. Donohue               Senior Vice President and Director             January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm





                                      S-39




          /s/ Andrew P. Daly                Director                                       January 18, 2002
---------------------------------------
            Andrew P. Daly



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                               VAIL ASSOCIATES INVESTMENTS, INC.


                               By:    /s/ James P. Donohue
                                      ------------------------------------------
                                      Name:    James P. Donohue
                                      Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
          /s/ Andrew P. Daly                Chairman of the Board, President and Director  January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President and Director             January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ James P. Thompson              Senior Vice President and Director             January 18, 2002
---------------------------------------
           James P. Thompson

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                               VAIL ASSOCIATES MANAGEMENT COMPANY


                               By:    /s/ James P. Donohue
                                      ------------------------------------------
                                      Name:    James P. Donohue
                                      Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board and Director             January 18, 2002
---------------------------------------
             Adam M. Aron

         /s/ James P. Thompson              President and Director                         January 18, 2002
---------------------------------------
           James P. Thompson

         /s/ James P. Donohue               Senior Vice President                          January 18, 2002
---------------------------------------
           James P. Donohue

          /s/ Andrew P. Daly                Director                                       January 18, 2002
---------------------------------------
            Andrew P. Daly





                                      S-42




         /s/ Martha Dugan Rehm              Senior Vice President                          January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                               VAIL ASSOCIATES REAL ESTATE, INC.


                               By:    /s/ James P. Donohue
                                      ------------------------------------------
                                      Name:    James P. Donohue
                                      Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board and Director             January 18, 2002
---------------------------------------
             Adam M. Aron

         /s/ James P. Thompson              President and Director                         January 18, 2002
---------------------------------------
           James P. Thompson

         /s/ James P. Donohue               Senior Vice President                          January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President                          January 18, 2002
---------------------------------------
           Martha Dugan Rehm





                                      S-44




          /s/ Andrew P. Daly                Director                                       January 18, 2002
---------------------------------------
            Andrew P. Daly

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                                VAIL/BATTLE MOUNTAIN, INC.


                                By:    /s/ James P. Donohue
                                       -----------------------------------------
                                       Name:    James P. Donohue
                                       Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
          /s/ Andrew P. Daly                Chairman of the Board, President and Director  January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President and Director             January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm

         /s/ James P. Thompson              Vice President and Director                    January 18, 2002
---------------------------------------
           James P. Thompson


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                                 VAIL/BEAVER CREEK RESORT PROPERTIES, INC.


                                 By:    /s/ James P. Donohue
                                        ----------------------------------------
                                        Name:    James P. Donohue
                                        Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board and Director             January 18, 2002
---------------------------------------
             Adam M. Aron

          /s/ Andrew P. Daly                President and Director                         January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President and Director             January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm




                                      S-47




         /s/ James P. Thompson              Vice President and Director                    January 18, 2002
---------------------------------------
           James P. Thompson


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                              THE VAIL CORPORATION


                              By:    /s/ James P. Donohue
                                     -------------------------------------------
                                     Name:    James P. Donohue
                                     Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board and Director             January 18, 2002
---------------------------------------
             Adam M. Aron

          /s/ Andrew P. Daly                President, Chief Executive Officer and         January 18, 2002
---------------------------------------     Director
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President and Director             January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                               VAIL FOOD SERVICES, INC.


                               By:    /s/ James P. Donohue
                                      ------------------------------------------
                                      Name:    James P. Donohue
                                      Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
          /s/ William Jensen                Chairman of the Board, President and Director  January 18, 2002
---------------------------------------
            William Jensen

         /s/ James P. Donohue               Senior Vice President and Director             January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                             VAIL HOLDINGS, INC.


                             By:    /s/ James P. Donohue
                                    --------------------------------------------
                                    Name:    James P. Donohue
                                    Title:   Chief Financial Officer and
                                             Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly and James P. Donohue each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board, Chief Executive         January 18, 2002
---------------------------------------     Officer and Director
             Adam M. Aron

          /s/ Andrew P. Daly                President and Director                         January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President, Chief Financial         January 18, 2002
---------------------------------------     Officer and Director
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                            VAIL RESORTS DEVELOPMENT COMPANY


                            By:    /s/ James P. Donohue
                                   ---------------------------------------------
                                   Name:    James P. Donohue
                                   Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board and Director             January 18, 2002
---------------------------------------
             Adam M. Aron

         /s/ James P. Thompson              Chief Executive Officer, President and         January 18, 2002
---------------------------------------     Director
           James P. Thompson

         /s/ James P. Donohue               Senior Vice President                          January 18, 2002
---------------------------------------
           James P. Donohue

          /s/ Andrew P. Daly                Director                                       January 18, 2002
---------------------------------------
            Andrew P. Daly





                                      S-52




           /s/ Marc J. Rowan                Director                                       January 18, 2002
---------------------------------------
             Marc J. Rowan

          /s/ Robert A. Katz                Director                                       January 18, 2002
---------------------------------------
            Robert A. Katz

                                            Director
---------------------------------------
            James S. Mandel

         /s/ Martha Dugan Rehm              Senior Vice President                          January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                               VAIL RR, INC.


                               By:    /s/ James P. Donohue
                                      ------------------------------------------
                                      Name:    James P. Donohue
                                      Title:   Sr. Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board President and Director   January 18, 2002
---------------------------------------
             Adam M. Aron

          /s/ Andrew P. Daly                Senior Vice President and Director             January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President and Director             January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                                VAIL SUMMIT RESORTS, INC.


                                By:    /s/ James P. Donohue
                                       -----------------------------------------
                                       Name:    James P. Donohue
                                       Title:   Sr. Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board and Director             January 18, 2002
---------------------------------------
             Adam M. Aron

          /s/ Andrew P. Daly                President and Director                         January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President and Director             January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                          VAIL TRADEMARKS, INC.


                          By:    /s/ James P. Donohue
                                 -----------------------------------------------
                                 Name:    James P. Donohue
                                 Title:   Sr. Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board and Director             January 18, 2002
---------------------------------------
             Adam M. Aron

          /s/ Andrew P. Daly                President and Director                         January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President and Director             January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                               VAMHC, INC.


                               By:    /s/ James P. Donohue
                                      ------------------------------------------
                                      Name:    James P. Donohue
                                      Title:   Senior Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman of the Board and Director             January 18, 2002
---------------------------------------
             Adam M. Aron

          /s/ Andrew P. Daly                President and Director                         January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President and Director             January 18, 2002
---------------------------------------
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                               VA RANCHO MIRAGE I, INC.


                               By:    /s/ James P. Donohue
                                      ------------------------------------------
                                      Name:    James P. Donohue
                                      Title:   Sr. Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman and President                         January 18, 2002
---------------------------------------
             Adam M. Aron

          /s/ Andrew P. Daly                Senior Vice President and Director             January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President and Assistant            January 18, 2002
---------------------------------------     Treasurer and Director
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                                   VA RANCHO MIRAGE II, INC.


                                   By:    /s/ James P. Donohue
                                          --------------------------------------
                                          Name:    James P. Donohue
                                          Title:   Sr. Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
           /s/ Adam M. Aron                 Chairman and President                         January 18, 2002
---------------------------------------
             Adam M. Aron

          /s/ Andrew P. Daly                Senior Vice President and Director             January 18, 2002
---------------------------------------
            Andrew P. Daly

         /s/ James P. Donohue               Senior Vice President and Assistant            January 18, 2002
---------------------------------------     Treasurer and Director
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 18th day of January, 2002.

                          THE VILLAGE AT BRECKENRIDGE ACQUISITION CORP., INC.


                          By:    /s/ James P. Donohue
                                 -----------------------------------------------
                                 Name:    James P. Donohue
                                 Title:   Sr. Vice President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew P. Daly, James P. Donohue and Martha Dugan Rehm and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                          Date
---------                                   -----                                          ----
          /s/ Roger McCarthy                President and Director                         January 18, 2002
---------------------------------------
            Roger McCarthy

         /s/ James P. Donohue               Senior Vice President, Director and            January 18, 2002
---------------------------------------     Assistant Secretary
           James P. Donohue

         /s/ Martha Dugan Rehm              Senior Vice President and Director             January 18, 2002
---------------------------------------
           Martha Dugan Rehm
